===============================================================================





                               OFFICE SPACE LEASE


                                     between


                  SAN DIEGO 225 RPFIII LIMITED LIABILITY COMPANY
                                   as LANDLORD


                                       and


                             THE TITAN CORPORATION,
                             a Delaware corporation
                                    as TENANT





===============================================================================

                           TABLE OF CONTENTS

                                                                   PAGE

1.   BASIC LEASE PROVISIONS ......................................... 1
     1.1  Parties ................................................... 1
     1.2  Building .................................................. 1
     1.3  Premises: ................................................. 1
     1.4  Permitted Use of the Premises ............................. 1
     1.5  Basic Rent ................................................ 1
     1.6  Tenants Operating Expense Percentage ...................... 1
     1.7  Tenants Expense Stop Base ................................. 1
     1.8  Term ...................................................... 2
     1.9  Option To Extend Lease Term ............................... 2
     1.10 Security Deposit .......................................... 2
     1.11 Landlord's Work ........................................... 2
     1.12 Broker(s) ................................................. 2
     1.13 Guarantor(s) .............................................. 2
     1.14 Parking Spaces ............................................ 2
     1.16 Tenant's Initial Liability Insurance Limits ............... 2
     1.16 Address for Rental Payments ............................... 2
     1.17 Addresses for Notices ..................................... 2
     1.18 Attachments ............................................... 3

2.   PREMISES AND COMMON AREAS ...................................... 3
     2.1 Premises ................................................... 3
     2.3 The Common Areas ........................................... 3

3.   TERM ........................................................... 4
     3.1 Commencement Date .......................................... 4
     3.2 Measurement of Lease Term and Expiration Date .............. 4
     3.3 Estimated Commencement Date ................................ 4
     3.4 Beneficial Occupancy Date .................................. 5

4.   TENANT IMPROVEMENTS AND ACCEPTANCE OF PREMISES ................. 5
     4.1 Acceptance of Premises ..................................... 5
     4.2 Tenant Improvements ........................................ 5

5.   RENT ........................................................... 5
     5.1 Basic Rent ................................................. 5
     5.2 Late Charges ............................................... 5

6.   ADDITIONAL RENT ................................................ 6
     6.1 Obligations to Pay Additional Rent ......................... 6
     6.2 Estimated Operating Expenses ............................... 6
     6.3 Annual Statement ........................................... 6
     6.4 Operating Expenses ......................................... 7
     6.5 Tenant's Charges ........................................... 8

8.   USE ............................................................ 8
     8.1 Use in General ............................................. 8
     8.2 Conduct of Business by Tenant .............................. 8
     8.3 Hazardous Material ......................................... 9

9.   TAXES ON TENANT'S PROPERTY .....................................10
     9.1 Payment By Tenant ..........................................10
     9.2 Excess Taxes on Tenant Improvements ........................10

10.  CONDITION OF PREMISES ..........................................11
     10.1 Operating Condition .......................................11
     10.2 Compliance With Regulations ...............................11
     10.3 Tenant Acceptance .........................................11
     10.4 Tenant's Obligations to Maintain ..........................11
     10.5 Condition Upon Surrender ..................................12

11.  MAINTENANCE AND REPAIRS BY LANDLORD.............................12

12.  ALTERATIONS ....................................................12

13.  LIENS ..........................................................13

14.  ENTRY BY LANDLORD ..............................................13

15.  UTILITIES AND SERVICES .........................................14

16.  BANKRUPTCY .....................................................14

17.  INDEMNITY AND INSURANCE ........................................14
     17.1 Tenant's Indemnity ........................................14
     17.2 Tenant's Insurance ........................................15
     17.3 Tenant's Property .........................................15
     17.4 Form of Insurance Policies ................................15
     17.5 Evidence of Coverage ......................................16
     17.6 Exemption of Landlord From Liability.......................16
     17.7 Waiver of Subrogation .....................................16
     17.8 Waiver of Damages .........................................16

18.  DAMAGE OR DESTRUCTION ..........................................17
     18.1 Definitions ...............................................17
     18.2 Premises Damage: Premises Building Partial Damage. ........17
          (a) Insured Loss ..........................................17
          (b) Uninsured Loss ........................................17
     18.3 Building Total Destruction: Project Total Destruction .....17
     18.4 Damage Near End of Term ...................................17
     18.5 Abatement of Rent: Tenant's Remedies ......................18
     18.6 Termination: Advance Payments .............................18
     18.7 Waiver ....................................................18
     18.8 Insurance Limitation ......................................18

19.  EMINENT DOMAIN .................................................18

20.  DEFAULTS AND REMEDIES ..........................................19
     20.1 Tenant's Default ..........................................19
     20.2 Landlord's Remedies .......................................20
     20.3 Inducement, Recapture and Effect of Breach ................22
     20.4 Default By Landlord and Remedies Of Tenant ................22
     20.5 Non-waiver Of Default .....................................23

21.  ASSIGNMENT AND SUBLETTING ......................................23
     21.1 Prohibition of Assignment or Subletting ...................23
     21.2 Minimum Requirements for Consent ..........................23
     21.3 Submittal Procedure .......................................23
     21.4 Continuing Obligation of Tenant ...........................24
     21.5 Consent Not Waiver ........................................24
     21.6 Financial Information .....................................24
     21.7 Consideration .............................................24
     21.8 Subleases .................................................24
     21.9 Miscellaneous Provisions ..................................25

22.  SUBORDINATION AND ESTOPPEL .....................................25
     22.1 Subordination .............................................25
     22.2 Estoppel ..................................................26

23.  BUILDING PLANNING ..............................................26

24.  NOTICES ........................................................26

25.  BROKERS ........................................................26

26.  HOLDING OVER ...................................................26

27.  MISCELLANEOUS ..................................................27
     27.1  Rules and Regulations ....................................27
     27.2  Interpretation ...........................................27
     27.3  Successors and Assigns ...................................27
     27.4  Surrender of Premises ....................................27
     27.5  Attorneys' Fees ..........................................27
     27.6  Performance By Tenant ....................................27
     27.7  Mortgagee Protection .....................................27
     27.8  Waiver ...................................................28
     27.9  Identification of Tenant .................................28
     27.10 Parking ..................................................28
     27.11 Captions, Number, Gender, and Joint and Several Liability.28
     27.12 Lease Examination ........................................28
     27.13 Time of the Essence ......................................28
     27.14 Entire Agreement .........................................28

     27.15 Severability .............................................28
     27.16 Recording ................................................29
     27.17 Modifications For Lender .................................29
     27.18 Payments to Affiliates ...................................29
     27.19 Landlord's Inability to Perform ..........................29
     27.20 Interest .................................................29
     27.21 Authorized Signatory .....................................29
     27.22 Covenants and Conditions .................................29
     27.23 Reservations of Landlord .................................29
     27.24 Quiet Enjoyment ..........................................30
     27.25 Amendment ................................................30
     27.26 Cumulative Rights ........................................30
     27.27 Financial Statements .....................................30
     27.28 Waiver of Right to Trial by Jury .........................30
     27.29 Signs ....................................................30
     27.30 Directory Board ..........................................30
     27.31 Non-Discrimination .......................................30

28.  Termination Option .............................................30



TABLE OF EXHIBITS

EXHIBIT A   DESCRIPTION OF THE PREMISES

EXHIBIT B   STANDARDS FOR UTILITIES AND SERVICES

EXHIBIT C   RULES AND REGULATIONS

EXHIBIT D   LANDLORD'S WORK

                            OFFICE SPACE LEASE

     This Office Space Lease is dated this 9th day of March, 1999, between San Diego 225 RPFIII Limited Liability Company, a Delaware limited liability company ("Landlord") and THE TITAN CORPORATION, a Delaware corporation ("Tenant").

     1. BASIC LEASE PROVISIONS.

     The following provisions shall be referred to in this Office Space Lease ("Lease") as the "Basic Lease Provisions." The terms set forth in the Basic Lease Provisions shall be defined terms and shall have a meaning consistent with the Basic Lease Provisions when used in this Lease. In the event of any conflict between any Basic Lease Provision and the balance of the Lease, the latter shall control.

          1.1 PARTIES:

               (a) LANDLORD:  San Diego 225 RPFIII Limited Liability Company, a
                              Delaware limited liability company

               (b) TENANT:    The Titan Corporation, a Delaware corporation

          1.2 BUILDING:

               (a) Address:       225 Broadway, San Diego, CA 92101

               (b) Rentable Area: Approximately 330,185 rentable square feet of office space.

          1.3 PREMISES:

               (a) Floor: 15th

               (b) Suite: 1500

               (c) Rentable Area: Approximately 7,150 rentable square feet.

               (d) Usable Area: Approximately 5,940 usable square feet.

          1.4 PERMITTED USE OF THE PREMISES: General office purposes.

          1.5 BASIC RENT:

               (a) Schedule of Basic Rent:

--------------------------------------------------------------------------------------------------------------
                          MONTHLY BASIC RENT
                         PER RENTABLE SQUARE
EFFECTIVE DATES                FOOT                         MONTHLY BASIC RENT          ANNUAL BASIC RENT
--------------------------------------------------------------------------------------------------------------
Months 1 - 12                 $1.73                              $12,369.50                $148,434.00
--------------------------------------------------------------------------------------------------------------
Months 13 - 24                $1.83                              $13,084.50                $157,014.00
--------------------------------------------------------------------------------------------------------------
Months 25 - 36                $1.93                              $13,799.50                $165,594.00
--------------------------------------------------------------------------------------------------------------
Months 37 - 46                $2.03                              $14,514.50                $174,174.00
--------------------------------------------------------------------------------------------------------------
Months 47 - 60                $2.13                              $15,229.50                $182,754.00
--------------------------------------------------------------------------------------------------------------

               (b) Basic Rent paid upon execution for the first month's rent:
                   $12,369.50.

          1.6 TENANT'S OPERATING EXPENSE PERCENTAGE: Tenant's Initial Operating Expense Percentage is 2.17% (the Rentable Area of the Premises divided by the Rentable Area of the Building, expressed as a percentage).

          1.7 TENANT'S EXPENSE STOP BASE: Tenant's Expense Stop Base will be an amount equal to Tenant's Operating Expense Percentage times the total actual Operating Expenses for 1999 extrapolated to 95% occupancy. Reference
Year: 1999.

          1.8 TERM:

               (a) Length of Term: Sixty (60) months

               (b) Estimated Commencement Date: April 1, 1999

          1.9 OPTION TO EXTEND LEASE TERM: None.

          1.10 SECURITY DEPOSIT: None.

          1.11 LANDLORD'S WORK: See Exhibit D.

          1.12 BROKER(S):

               (a) Landlord's Broker: SENTRE Partners, Inc.

               (b) Tenant's Broker: None

          1.13 GUARANTOR(S): None

          1.14 PARKING SPACES:

               (a) Unreserved On-site: One (1) space per 1,000 rentable
                                       square feet located in the Building's
                                       subterranean parking garage.

               (b) Unreserved Off-site: One (1) space per 1,000 rentable
                                        square feet located in the Horton
                                        Pacific garage.

          1.15 TENANT'S INITIAL LIABILITY INSURANCE LIMITS: (Subject to
Article 17)

               (a) Commercial General Liability Insurance: $2,000,000 per
                   occurrence with general aggregate of $3,000,000 for bodily injury, personal injury, and property damage.

               (b) All Risk Property Insurance: Full replacement.

               (c) Employer's Liability: $1,000,000 per occurrence and per employee.

               (d) Worker's Compensation: As required by law.

               (e) Automobile Liability: $1,000,000 for bodily injury/property damage, combined single limit, for all owned, non-owned, and hired vehicles if applicable.

          1.16 ADDRESS FOR RENTAL PAYMENTS:

                   San Diego 225 RPFIII Limited Liability Company
                   c/o SENTRE Partners, Inc.
                   225 Broadway, Suite 1700
                   San Diego, CA 92101

          1.17 ADDRESSES FOR NOTICES:

               (a) If to Landlord:

                   SENTRE Partners, Inc.
                   225 Broadway, Suite 1700
                   San Diego, CA 92101

                   Telephone: (619) 234-5600
                   Facsimile: (619) 234-7917
                   with a copy to:

                   San Diego 225 RPFIII Limited Liability Company
                   c/o General Electric Investments Corporation
                   2029 Century Park East, Suite 1230
                   Los Angeles, CA 90067
                   Attn: Portfolio Manager

                   Telephone: (310) 556-3041

               (b) If to Tenant:

                        To the Premises,

                   or to:

                        The Titan Corporation
                        3033 Science Park Road
                        San Diego, CA 92121

          1.18 ATTACHMENTS: In addition to the Exhibits identified in the Table of Exhibits, the following documents, if any, are attached to and made a part of this Lease: None.

     2. PREMISES AND COMMON AREAS.

          2.1 PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in the Basic Lease Provisions substantially as shown in the drawing attached to this Lease as Exhibit A and by this reference incorporated herein. The Premises are located in the Building, which Building, together with the underlying land, landscaping, plaza area, parking facilities, and other improvements, are referred to in this Lease as the "Project." This Lease is subject to all of the terms, covenants, and conditions set forth in the Basic Lease Provisions, the Standard Lease Provisions, and the Exhibits and/or addenda attached to this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable, and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

          2.2 RENTABLE AREA. As used herein, the term "rentable area" shall be computed as follows: (a) rentable area on a single tenancy floor shall mean the entire area within the exterior walls measured from the inside surface of outer glass and extending the plane thereof into non-glass areas, excluding public elevator shafts and elevator machine rooms, public stairs, fire towers and fire tower courts, and main telephone and electric switchboards, except where the main telephone and electric switchboards are leased by a tenant or are a special installation. All air conditioning floors and other areas within the Building containing equipment, enclosing pipes, ducts, or shafts shall be apportioned to the leased space that they serve; and (b) rentable area for a partial floor shall be measured and computed in the manner described in clause (a) above, except that (i) demising walls separating two (2) leased premises shall be equally divided between such leased premises, (ii) corridor walls to the finished corridor side shall be included in the rentable area of adjacent leased space, (iii) core areas (including the finished enclosing walls thereof but excluding any part of the core leased to a tenant) and corridors (excluding the enclosing walls thereof) shall be apportioned among each leased premises on such floor on the basis of the rentable area of each such leased premises (exclusive of such corridor area) in relation to the total rentable area of all of the leased premises on such floor (exclusive of such corridor area). Based on the foregoing computation made to a degree of accuracy reasonably satisfactory to the parties, the Rentable Area of the Premises set forth in Section 1.3(c) of the Basic Lease Provisions has been mutually agreed upon by the parties, and shall be conclusive and binding upon them.

          2.3 THE COMMON AREAS. The term "Common Areas" refers to the areas of the Building and the realty in the Project which are designed for the general, non-exclusive use by the Landlord, Tenant, and other tenants of the Building and the Project and their respective employees, agents, customers, invitees, and others, and includes, by way of illustration and not limitation, entrances and exits, hallways, stairwells, elevators, restrooms, sidewalks, driveways, parking areas (subject to the right of Landlord or its parking operator to control access thereto, and to charge for its use), landscaped areas, and other areas as may be designated as part of the Common Areas. The Premises shall include the nonexclusive right to use the Common Areas in common with and subject to the rights of other tenants in the Building and the Project, and subject to the rules and regulations established by Landlord. Landlord shall have the right, in Landlord's sole discretion, from time to time:

               (a) To make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas, and walkways; provided, however, Landlord shall at all times provide the parking facilities required by applicable law;

               (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

               (c) To designate other land and improvements outside the boundaries of the Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Project;

               (d) To add additional buildings and improvements to the Common Areas;

               (e) To use the Common Areas while engaged in making additional improvements, repairs, or alterations to the Project, or any portion thereof, and,

               (f) To do and perform such other acts and make such other changes in, to, or with respect to the Common Areas and Project as Landlord may, in the exercise of sound business judgment deem to be appropriate,

     3. TERM.

          3.1 COMMENCEMENT DATE. The term shall commence on the earliest of the following three dates, which earliest date shall be referred to in this Lease as the "Commencement Date":

               (a) The Beneficial Occupancy Date (as defined in Section 3.4 below);

               (b) The date when Tenant enters or occupies the Premises for any use other than for purposes of construction of improvements or inspection of the Premises under construction; or

               (c) The Estimated Commencement Date set forth in Section 1.8(b) of the Basic Lease Provisions.

     When the Commencement Date is ascertained as above, the term shall commence and upon request of Landlord, Tenant shall execute a certificate or memorandum confirming the Commencement Date and the Expiration Date. Upon termination of this Lease, whether upon expiration of the entire Term of this Lease or otherwise, Tenant agrees to execute and deliver to Landlord within ten (10) days after written request therefor any documents reasonably required by Landlord to confirm or evidence the termination of this Lease.

          3.2 MEASUREMENT OF LEASE TERM AND EXPIRATION DATE. The Lease term shall be for the number of years and/or months set forth in the Basic Lease Provisions measured from the Commencement Date if such date is the first day of a calendar month, or otherwise measured from the first day of the first full calendar month beginning after the Commencement Date, which date shall be the "Measurement Date" of this Lease. The Lease term shall include any period of less than one (1) month from the Commencement Date to the first day of the first full calendar month. The "Expiration Date" shall be the last day of the last calendar month occurring upon lapse of the number of years and/or months stated in the Basic Lease Provisions as the Length of Term measured from the Measurement Date. The period from the Commencement Date through and including the Expiration Date shall be referred to in this Lease as the "Term."

          3.3 ESTIMATED COMMENCEMENT DATE. The Basic Lease Provisions contain an Estimated Commencement Date stating the date on which Landlord reasonably believes the Premises will be available for beneficial occupancy by Tenant. Landlord shall use all reasonable efforts to make the Premises available on the Estimated Commencement Date. If for any reason, however, Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the Term hereof; but in such case, Tenant shall not be obligated to pay rent or perform any other obligations of Tenant under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is delivered to Tenant. If, however, Landlord shall not have delivered possession of the Premises within one hundred eighty (180) days following said Estimated Commencement Date for any reason, other than Tenant's delays, Tenant may, at Tenant's option by notice in writing to Landlord within ten
(10) days thereafter, advise Landlord of Tenant's intent to cancel this Lease. Within ten (10) days after its receipt of such notice, Landlord shall submit to Tenant a statement of all costs and expenses incurred or irrevocably committed by Landlord for non-standard improvements to the Premises up to the date of Landlord's receipt of Tenant's notice of intent to cancel. This Lease shall thereafter be canceled and the parties shall be discharged from all obligations hereunder, if and only if, Tenant reimburses Landlord for all such costs and expenses as stated in Landlord's notice within ten (10) days after Tenant's receipt thereof, and Landlord shall thereupon return any money previously deposited by Tenant. If such written notice of intent to cancel by Tenant is not timely received by Landlord, or Tenant's reimbursement for such costs and expenses is not timely received by Landlord, as aforesaid, then in either such event Tenant's right to cancel this Lease hereunder shall terminate and be of no further force or effect.

          3.4 BENEFICIAL OCCUPANCY DATE. The date when the Premises are delivered for beneficial occupancy shall be the "Beneficial Occupancy Date." The Premises shall be deemed delivered for beneficial occupancy when all of the following conditions have been satisfied:

               (a) Landlord has placed in operating condition the plumbing, heating, air conditioning, and electrical systems serving the Premises;

               (b) Landlord has substantially completed all of the Landlord's Work, if any, required to be performed by Landlord pursuant to Exhibit D, if any; provided, however, that the date of such substantial completion shall not be advanced by any period of delay which Landlord determines has been caused by Tenant; and

               (c) Any previous tenant or occupants of the Premises have vacated the Premises.

     4. TENANT IMPROVEMENTS AND ACCEPTANCE OF PREMISES.

          4.1 ACCEPTANCE OF PREMISES. Landlord's sole obligation with respect to Tenant improvements shall be to perform Landlord's Work set forth in Exhibit D. Landlord shall have no other obligation to construct leashold improvements for Tenant or to repair or refurbish the Premises whatsoever. By taking possession of the Premises, Tenant will be deemed to have acknowledged that all work to be performed by Landlord has been satisfactorily completed except for those minor items which Landlord and Tenant shall agree require further completion and which items shall be incorporated into a written punch list executed by Landlord and Tenant prior to the Beneficial Occupancy Date. Landlord shall use all reasonable efforts to cause the items listed on the punch list to be completed within a reasonable time. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any promise, representation, or warranty with respect to the Premises, the Building, or the Project, or with respect to the suitability of any part of the Project for the conduct of Tenant's business unless otherwise set forth in this Lease or its Exhibits.

          4.2 TENANT IMPROVEMENTS. Ali alterations, additions, fixtures, and improvements including, without limitation, carpeting and all other improvements made pursuant to Exhibit B, whether temporary or permanent in character, made in or upon the Premises, either by Tenant or Landlord, shall immediately become Landlord's property and, at the end of the term hereof, all such alterations, additions, fixtures, and improvements shall, at Landlord's option, either remain on the Premises without compensation to Tenant or be removed by Landlord for Tenant's account, and Tenant shall reimburse Landlord for the cost of removal (including the cost of repairing any damage to the Premises or the Building caused by removal and a reasonable charge for Landlord's overhead) within ten (10) days after receipt of a statement therefor.

     5. RENT.

          5.1 BASIC RENT. Tenant shall pay to Landlord the Annual Basic Rent for the Premises set forth in the Basic Lease Provisions, and other charges under this Lease, as the same may be increased pursuant to this Lease. Tenant's obligation to pay rent shall begin on the Beneficial Occupancy Date and shall continue until all rent due hereunder has been paid. The Monthly Basic Rent is an amount equal to one-twelfth of the Annual Basic Rent, as adjusted. The Monthly Basic Rent shall be paid in advance on or before the first day of each and every calendar month during the Term. If the Beneficial Occupancy Date occurs on a day other than the first day of a calendar month, then the rent payable by Tenant to Landlord for the period from the Beneficial Occupancy Date to the Measurement Date shall be prorated and the rent for the partial month following the Beneficial Occupancy Date shall be payable on the Beneficial Occupancy Date. Any rent due for a period other than a full month will be prorated on a daily basis using a 30 day month. The rent payable for the first full calendar month of the Term shall be payable upon execution of this Lease by Tenant. Rent shall be payable without notice, demand, reduction, or set-off in lawful money of the United States of America to Landlord or its agent at the address set forth in the Basic Lease Provisions, or to such other person or such other places as Landlord may from time to time designate in writing. If (a) any check submitted by Tenant in payment of rent or any other charge due under this Lease shall be returned for insufficient funds, or (b) Tenant shall fail to pay when due its rent or any other charge due under this Lease for two (2) consecutive months or three
(3) times in any twelve (12) month period, then in addition to any other rights and remedies of Landlord, Landlord may require that Tenant thereafter pay its basic rent and other charges by cashiers' check and/or pay its basic rent and other charges in quarterly payments covering three (3) months each, instead of monthly.

          5.2 LATE CHARGES. Tenant hereby acknowledges that the late payment by Tenant to Landlord of any installment of rent or other payment due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.

If on more than two (2) occasions in any twelve (12) month period Tenant fails to pay any installment of rent within ten (10) days of the date due, or if Tenant fails to make any other payment due under this Lease within ten
(110) days of the date due, then Tenant shall pay to Landlord, as additional rent, a late charge equal to the greater of five percent (5%) of the amount due or $100 to compensate Landlord for the extra cost incurred as a result of such late payment. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

     6.  ADDITIONAL RENT.

         6.1 OBLIGATIONS TO PAY ADDITIONAL RENT. In addition to the Annual Basic Rent and other sums to be paid by Tenant to Landlord under the Lease, Tenant shall pay to Landlord as additional rent the amount by which Tenant's share of Operating Expenses (defined below) for any calendar year or part thereof during the Term exceeds Tenant's Expense Stop Base. Tenant's share of Operating Expenses shall be an amount equal to the product of the Operating Expenses multiplied by Tenant's Operating Expense Percentage. If any part of the Term begins or ends on any day other than the first or last day of a calendar year respectively, then the annual Operating Expense and Tenant's Expense Stop Base shall be prorated for such partial year on a daily basis using a 30-day month and 360-day year to determine the amount of additional rent due to Landlord. When determining the amount of additional rent payable by Tenant hereunder, the amount used for Operating Expenses for a given calendar year shall first be adjusted pursuant to Paragraph 6.4(h) herein.

        Landlord and Tenant agree to determine Tenant's Expense Stop Base as being the product obtained by multiplying the Operating Expenses for the Reference Year by Tenant's Operating Expense Percentage. Such determination of Tenant's Expense Stop Base shall be made on one occasion only in conjunction with Landlord's annual statement issued to Tenant with regard to the Reference Year pursuant to Section 6.3 of this Lease. Any challenge by Tenant to Landlord's calculation of Operating Expenses for the Reference Year (and thus to the Expense Stop Base) must be made within the time period set forth in Section 6.3 of this Lease. The determination of the Expense Stop Base shall be retroactive to the Commencement Date and shall for all purposes be conclusive and binding upon Landlord and Tenant.

        6.2 ESTIMATED OPERATING EXPENSES. Landlord shall be entitled to make an estimate of Operating Expenses projected for each calendar year. Landlord shall be entitled to revise such estimate at any time and from time to time during the calendar year to increase or decrease the estimate of Operating Expenses. If Landlord notifies Tenant that Landlord's estimate (or any revised estimate) of Operating Expenses would result in an obligation of Tenant to pay additional rent, then upon request by Landlord, Tenant shall pay one-twelfth (1/12) of such estimated additional rent on the first day of each month in advance together with the Monthly Basic Rent. If Landlord shall so notify Tenant after the commencement of a calendar year, then with the next payment of Monthly Basic Rent due, Tenant shall also pay to Landlord one-twelfth (1/12) of such estimated additional rent for each month of such calendar year which has already elapsed.

        6.3 ANNUAL STATEMENT. Landlord shall provide Tenant with an annual statement showing Tenant's share of the annual Operating Expenses for the prior calendar year, together with any proration. Landlord shall use all reasonable efforts to deliver the annual statement within one hundred twenty
(120) days after the end of the calendar year; provided, however, that failure of Landlord to deliver the annual statement within such period shall not impair or constitute waiver of Tenant's obligations to pay additional rent or cause Landlord to incur any obligation for damages. If the amount of the additional rent due for the calendar year exceeds any amounts paid by Tenant as estimated additional rent for such calendar year, then Tenant shall pay such excess to Landlord within ten (10) days of receipt of Landlord's statement. If the amounts paid as estimated additional rent for a calendar year exceed the amount of Tenant's obligation shown on the annual statement, then Tenant shall be entitled to a credit against monthly installments of estimated additional rent due for the then current year. If no further sums of additional rent are or will become due against which the excess can be credited, then, subject to offset at Landlord's election against other sums owed by Tenant, Landlord shall pay such excess to Tenant within ten (10) days after delivery of the annual statement. If Landlord has not required Tenant to pay installments of estimated additional rent, then Tenant shall pay Landlord any sum of additional rent due within ten (10) days of any statement by Landlord reflecting the amount of overall additional rent. All obligations to pay additional rent and/or the obligation of Landlord to credit or reimburse Tenant for any excess payment of estimated additional rent shall survive expiration of the Term or earlier termination of this Lease.

        Tenant shall have a period of thirty (30) days after delivery of the annual statement of Operating Expenses to question or challenge the amount shown thereon as being the annual Operating Expenses or Tenant's share thereof by giving written notice to Landlord specifying the items which are challenged. Tenant waives and relinquishes the right to challenge or object to the amounts shown at any time after expiration of such thirty (30) day period. If Tenant timely challenges any item shown on the annual statement, Tenant shall then have a period of sixty (60) days in which to inspect, during business hours upon reasonable written notice to Landlord at Landlord's office, Landlord's records relating to the challenged item or items. Tenant shall give written notice to Landlord prior to expiration of such sixty (60) days of whether Tenant continues to challenge any of the items originally objected to, in which case a certification as to proper amount shall be made, at Tenant's expense, by Landlord's independent certified public accountant, which certification shall be final and conclusive. If Tenant fails to review the records or fails to give timely written notice to Landlord that it continues to object, then Tenant shall be deemed to have waived its objection and shall have no further right to challenge or object thereto. Notwithstanding any objection or challenge of Tenant, Tenant shall pay the amount claimed by Landlord to be due as and when provided for herein, pending the resolution of Tenant's objection.

        6.4 OPERATING EXPENSES. "Operating Expenses" of the Building and the Project mean any and all costs and expenses of ownership, operation, management, maintenance, and repair of the Project and Building, including the on-site and off-site parking facilities and Common Areas. Operating Expenses include, but are not limited to, each of the following costs and expenses:

            (a) All costs and expenses of utilities furnished to the Building and the Project including, without limitation, all costs and expenses attributable to supply of electrical service, water and sewage service, natural gas, cable television or other electronic or microwave signal reception, telephone service or other communication, steam, heat, cooling, or any other service which is now or in the future considered a utility furnished to the Building and/or the Project.

            (b) All real property taxes which shall include (i) any form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense, or imposition made or required by any federal, state, county, city, district, or other political subdivision on any interest of Landlord and/or Tenant in the Premises, the Building, or the remainder of the Project, including without limitation, the underlying real property and appurtenances; (ii) any fee for services charged by any governmental agency or quasi-governmental agency for any services such as fire protection, street, sidewalk, and road maintenance, refuse collection, school systems, or other services provided, or formerly provided through real property taxes or assessments, to property owners and residents within the general area of the Project; (iii) any governmental impositions allocable to or measured by the area of the Premises or the amount of any rent payable under this Lease, including, without limitation, any tax on gross receipts or any excise tax or other charges levied by any federal, state, county, city, district, or other governmental agency or political subdivision with respect to rent or upon or with respect to the possession, leasing, operation, maintenance, alteration, repair, use, or occupancy of the Premises or any portion thereof; (iv) any impositions by any governmental agency on this Lease transaction or charge with respect to any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; and (v) any increase in any of the foregoing based upon construction of improvements on the Project or changes in ownership (as defined in the California Revenue and Taxation Code) of the Property. Real property taxes shall not include taxes on the Landlord's net income including state franchise taxes or any inheritance, estate, or gift taxes.

            (c) The sum of building operating costs and common facilities costs which shall include all costs of managing, operating, maintaining, and repairing the Project, including all Common Areas and facilities of the Project. Such costs shall include, without limitation, all expenses for insurance obtained by Landlord (including, without limitation, public liability, contractual liability, property damage, fire and extended coverage, sprinkler damage, theft, malicious mischief and vandalism, flood, rental interruption, boiler and machinery, earthquake, all risk coverage, and other coverages in such amounts as Landlord determines appropriate to carry in connection with ownership and operation of a first class building in San Diego County, California, or such other insurance as may be required by any present or future lender on loans secured by the Project): labor and supplies, license, permit and inspection fees, all assessments and special assessments due to deed restrictions, declarations and/or owners associations which accrue against the Project, the cost of compensation (including employment taxes, similar governmental charges, and fringe benefits) with respect to all persons who perform duties in connection with landscaping, janitorial, painting, window washing and general cleaning services, security services, and any other services related to the operation, maintenance, or, repair of the Project (as well as the cost of all supplies, materials, tools, and equipment used in conjunction therewith), costs of clean-up and removal of Hazardous Materials (as hereafter defined) and any governmental charges imposed by reason of the existence of Hazardous Materials on, in, or about the Project, the fair market rental value of the Project management office, management fees (at an attributed fair market rate if Landlord Itself provides such management services), legal expenses, accounting expenses, and consultant's fees.

            (d) All costs and expenses for replacements of equipment or improvements that have a useful life of five (5) years or less, amortized on a straight line basis over such useful life.

            (e) All costs and expenses for operation, management, maintenance, and repair of the parking facilities, including on-site and off-site parking facilities.

            (f) Appropriate reserves to provide for maintenance, repair, and replacement of improvements in the Project, as determined by Landlord consistent with prudent accounting practices.

            (g) Any other service to be provided by Landlord that is elsewhere in this Lease stated to be an "Operating Expense."

            (h) If the Building is not at least 95% occupied during all or a portion of any calendar year, then Landlord shall make an appropriate adjustment of the Operating Expenses for such calendar year to determine what the Operating Expenses would have been for such year if the Building had been 95% occupied and the amount so determined shall be deemed to be the amount of the Operating Expenses for the year. Such adjustment shall be made by Landlord to the amount of cost which in Landlord's judgment would have been incurred if the Building had been 95% occupied for the entire calendar year.

            (i) Operating Expenses shall not include the following: (i) depreciation of the Project; (ii) payments of principal and interest on any loans secured by the Project, commissions paid for leasing, building construction permits and fees, or costs of alteration of the Project; provided, however, that Operating Expenses shall include the costs of any capital improvements made to the Project for the purpose of reducing Operating Expenses or pursuant to the requirements of any governmental entity, such costs to be amortized over a reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of interest which would be payable on sums due under this Lease at the time such capital improvements are made; and, (iii) any expenses paid by Tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any third party, any other tenant or insurance proceeds.

        6.5 TENANT'S CHARGES. Charges for any services, goods, or materials furnished by Landlord at Tenant's request and charges for services, goods, and materials furnished by Landlord as a result of uses or demands by Tenant in excess of those charges which are normally furnished to other tenants in the Building with general office usage, and all other sums payable by Tenant under this Lease shall not be included in Operating Expenses but shall be payable by Tenant pursuant to this Lease (or if not elsewhere provided for in this Lease, within ten (10) days after Landlord delivers a statement for such services, goods, or materials to Tenant). If any other tenant of the Project either pays sums directly to third parties or specifically reimburses Landlord sums which otherwise would be included in Operating Expenses, such payments or reimbursements shall not be included in Operating Expenses for the purpose of determining the amount of Operating Expenses allocable to Tenant

     7. [INTENTIONALLY DELETED].

     8. USE.

        8.1 USE IN GENERAL. Tenant shall use and occupy the Premises during the Term of this Lease solely for and in accordance with the use specified in the Basic Lease Provisions and for no other use or uses without the prior written consent of Landlord, which said consent can be granted or withheld in Landlord's absolute discretion. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Building. Tenant shall not use or occupy the Premises in violation of law, any permit or the certificate of occupancy issued for the Building or the Promises. Upon written notice from Landlord, Tenant shall discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law, any permit or any certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord respecting the Premises or use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Project or any property located therein and shall comply with all rules, orders, regulations, and requirements of any fire rating bureau or any other organization performing a similar function. If Landlord shall request Tenant to designate a fire warden or other responsible person from among the persons regularly located at the Premises, Tenant shall make such person available at reasonable times for training, briefing, and drills. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for any insurance policy by reason of Tenant's failure to comply with the provisions of this Article.

        8.2 CONDUCT OF BUSINESS BY TENANT. Tenant shall not do anything or permit anything to be done in or about the Premises, which is inconsistent with the operation of a first-class building, or which will obstruct inconvenience, or interfere with the rights of other tenants of the Project. Tenant shall not use the Premises or any portion thereof for (a) product display activities (such as those of a manufacturers representative) other than those that are ancillary to office use or other uses specifically permitted hereunder, (b) offices or agencies of foreign governments or political subdivisions thereof, (c) offices of any governmental bureau or agency of the United States or any state or political subdivision thereof,
(d) data processing concerns, not including data processing activities ancillary to office use or other uses specifically permitted hereunder, (e) health care professionals other than those present only to provide physical examinations or emergency care to employees of Tenant,
(f) schools or other training, educational, or instructional uses other than those ancillary to office use or other uses specifically permitted hereunder,
(g) clerical support services (other than those which are ancillary to an otherwise permitted use), (h) "executive suite" type uses where office suites are maintained for individual rental with common services provided by Tenant or a sublessee, (i) reservation centers for airlines or travel agencies, (j) retail or restaurant areas other than an executive or employee dining room facility to provide service to persons occupying the Premises for an otherwise permitted use, (k) communications firms such as radio or television studios, or (l) personnel agencies. Tenant shall not cause or maintain any nuisance in or about the Premises or commit or suffer to be committed any waste in or about the Premises, and shall use its best efforts not to allow third parties to do so.

        8.3 HAZARDOUS MATERIAL.

              (a) DEFINITION: The term "Hazardous Material" as used in this Lease means any product, substance, chemical, material, or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release, or effect, either by itself or in combination with other materials expected to be owned or about the Premises is either: (i) potentially injurious to the public health, safety, or welfare, the environment, or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Landlord to any governmental agency or third party under applicable statute or common law theory. Hazardous Material shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products, by-products or fractions thereof, asbestos, chlorofluorocarbons, polychlorinated byphenyls
(PCBs) and formaldehyde. Tenant shall not bring, place, hold, treat, or dispose of any Hazardous Material on, under, or about the Premises, the Building, or the Project. Tenant shall not cause or allow any Hazardous Material to be incorporated into any improvements or alterations which it makes or causes to be made to the Premises. Tenant's liability under this
Section 8.3 shall extend to any and all such Hazardous Material whether or not such substance was defined, recognized, or known or suspected of being hazardous, toxic, dangerous, or wasteful, at the time of any act or omission giving rise to Tenant's liability.

              (b) DUTY TO INFORM LANDLORD: Tenant shall promptly comply with the requirements of Section 25359.7(b) of the California Health and Safety
Code and/or any successor or similar statute. Accordingly, if Tenant knows, or has reasonable cause to believe, that Hazardous Materials, or a condition involving or resulting from same, has come to be located in, on, under, or about the Premises, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge off, or exposure to, any Hazardous Materials, or contamination in, on, under, or about the Premises. Should
Tenant fail to so notify Landlord, Landlord shall have all rights and remedies provided for such a failure by such Section 25359.7(b) in addition to all other rights and remedies which Landlord may have under this Lease or otherwise. Additionally, Tenant shall immediately notify Landlord in writing of (i) any enforcement, clean-up, removal, or other governmental action instituted, completed, or threatened with regard to Hazardous Materials involving the Premises, the Building, or the Project, (ii) any claim made or threatened by any person against Tenant, Landlord, the Premises, the Building, or the Project related to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Materials, (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials at or removed from the Premises, the Building, or the Project, including any complaints, notices, warnings, or assertions of any violation in connection therewith,
(iv) any spill, release, discharge, or disposal of Hazardous Materials that occurs with respect to the Premises or Tenant's operations, including, without limitation, those that would constitute a violation of California Health and Safety Code Section 25249.5 or any other Applicable Environmental Law (defined hereafter); and (v) Tenant's discovery of any occurrence or condition on, under, or about the Premises, the Building, or the Project or any real property adjoining or in the vicinity of the Project or any part thereof causing or possibly causing the Project or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability, or use under any Applicable Environmental Law, including, without limitation, Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Project that could cause the Project or any part thereof to be classified as "border-zone property under the provisions of California Health and Safety Code Sections 25220 et seq. or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability, or use of the Project, or any part thereof under any Applicable Environmental Law.

              (c) DUTY TO ABATE: Tenant shall immediately abate any Hazardous Material brought, placed, or leaked onto, or under. the Premises during the Term of the Lease. Additionally, to the extent Tenant brings, places, holds, treats, disposes of, or utilizes any chlorofluorocarbons on or about the Premises, Tenant shall remove all such chlorofluorocarbons prior to, or upon, termination of the Lease, regardless of whether such chlorofluorocarbons are then defined, recognized, known or supposed to be Hazardous Materials.
Tenant, however, shall not take any remedial action related to Hazardous Materials located in or about the Premises, the Building, or the Project and shall not enter into a settlement, consent decree, or compromise in response to any claim related to Hazardous Materials, without first notifying Landlord in writing of Tenant's proposed action and affording Landlord a reasonable opportunity to appear, intervene, or otherwise partcipate in any discussion or proceeding for the purposes of protecting Landlord's interest in the Premises, the Building, and the Project.

              (d) INDEMNIFICATION: In addition to any other indemnity contained in this Lease, Tenant hereby shall defend, indemnify, and hold Landlord, its agents, employees, lenders, and ground lessor, if any, and the Premises, harmless from and against any and all losses, liabilities, general, special, consequential and/or incidental damages, injuries, costs, expenses, claims of any and every kind whatsoever (including, without limitation, court costs, attorneys' fees, damages to any person, the Premises, the Building, the Project, or any other property or loss of rents) which at any time or from time to time may be paid, incurred, or suffered by or asserted against Landlord with respect to, or as a direct or indirect result of: (a) breach by Tenant of any of the covenants set forth in this Article, and/or (b) to the extent caused or allowed by Tenant or any agent, employee, contractor, invitee, or licensee of Tenant, the presence on, under, or the escape, seepage, leakage, spillage, discharge, emission, release from, onto, or into the Premises, the Building, the Project, any land, the atmosphere, or any watercourse, body of water, or ground water, of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), any so-called "Superfund" or "Superlien" law, the Resource Conservation and Recovery Act of 1980 (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), California Health & Safety Code Sections 25100 et seq. and Sections 39000 et seq., the California Safe Drinking Water & Toxic Enforcement Act of 1986 (California Health & Safety Code Sections 25249.5 et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Sections 13000 et seq.), any and all amendments and recodifications of the foregoing statutes, or any other federal, state, local, or other statute, law, ordinance, code, rule, regulation, permit, order, or decree regulating, relating to or imposing liability or standards of conduct concerning Hazardous Materials; all of the foregoing shall collectively be referred to as "Applicable Environmental Laws"). The undertaking and indemnification set forth in this Section shall survive the termination of this Lease and shall continue to be the personal liability and obligation of Tenant.

              (e) FINANCIAL ASSURANCE: Notwithstanding the foregoing prohibition against the location of Hazardous Materials on or about the Premises, the Building, or the Project, if Tenant or its agents, employees, or contractors cause any Hazardous Materials to be located on or about the Premises, the Building, or the Project, then Tenant shall obtain insurance or other means of financial capability satisfactory to Landlord (in its sole discretion) to assure compliance with the indemnity and other obligations of Tenant related to Hazardous Materials set forth in this Lease or otherwise now or in the future required by law; such insurance or other means of financial capability shall be on such forms, in such amounts and with such persons as from time to time required by Landlord, and otherwise be satisfactory to Landlord (in its sole discretion).

              (f) INSPECTION: Landlord and Landlord's Lender(s) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and with all Applicable Environmental Laws, and to employ experts and/or consultants in connection therewith and/or to advise Landlord with respect to Tenant's activities including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Materials from the Premises. The costs and expenses of such inspection shall be paid by the party requesting same, unless a Default of this Lease, violation of Applicable Environmental Law, or a contamination, caused or contributed to by Tenant is found to exist or be imminent, or unless the inspection is required or ordered by governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Tenant shall upon request reimburse Landlord or Landlord's Lender(s), as the case may be, for the costs and expenses of such inspections.

     9. TAXES ON TENANT'S PROPERTY.

        9.1 PAYMENT BY TENANT. Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and license fees levied against any personal property or trade fixtures located in or about the Premises. If any taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, or if the assessed value of the Premises, the Building, or the Project is increased by the inclusion of the value of personal property or trade fixtures located at the Premises in the assessed value of Landlord's property, then Tenant shall pay to Landlord the amount of taxes reasonably determined by Landlord as levied on Landlord's property or attributable to any increased assessment within ten (10) days after delivery of notice of such amount by Landlord.

        9.2 EXCESS TAXES ON TENANT IMPROVEMENTS. If the Tenant Improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant, and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant Improvements conforming to Landlord's building standard for the Building are assessed, then the real property taxes and assessments levied against the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of
Section 9.1 above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether such Tenant Improvements are assessed at a higher valuation than Landlord's building standard, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or not sufficiently detailed to serve as a basis for making said determination, then Landlord shall determine the real property or other taxes allocable to Tenant based on Landlord's good faith estimate of the taxes attributable to the excess of the actual cost of construction of the Tenant Improvements over Landlord's estimate of the cost to construct Tenant Improvements according to building standard.

     10. CONDITION OF PREMISES.

         10.1 OPERATING CONDITION. Landlord shall deliver the Premises to Tenant in a clean condition on the Lease Commencement Date (unless Tenant is already in possession) and Landlord warrants to Tenant that the plumbing, lighting, air conditioning, and heating system in the Premises shall be in good operating condition. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, rectify such violation. Tenant's failure to give such written notice to Landlord within thirty (30) days after the Commencement Date shall result in the conclusive presumption that Landlord has complied with all of its obligations hereunder, that the Premises are fully completed and are suitable for Tenant's purposes, that the Building and every part of it, including the Premises, are in good and satisfactory condition, and that Tenant waives any defects therein.

         10.2 COMPLIANCE WITH REGULATIONS. Landlord warrants to Tenant that the Premises, in the state existing on the date that the Lease Term commences, but without regard to alterations or improvements made by Tenant or to the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable law or ordinance in effect on the Lease Commencement Date, that would substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, rectify such violation. Tenant's failure to give such written notice to Landlord within six (6) months after the Commencement Date shall result in the conclusive presumption that Landlord has complied with all of its obligations hereunder, and that the Premises, in the state existing on the date that the Lease Term commences, do not violate any such covenants, restrictions, laws, or ordinances in a manner that would substantially and adversely affect the operations and profitability of Tenant's business conducted from the Premises, and that Tenant waives any claims thereof.

         10.3 TENANT ACCEPTANCE. Except as otherwise provided in this Lease, Tenant hereby accepts the Premises, the Building, and the Project in their condition existing as of the Commencement Date subject to all applicable zoning, municipal, county, and state laws, ordinances, and regulations governing and regulating the use of the Premises, and any easements, covenants, or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Landlord nor Landlord's agent or agents has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, Building, or Project for the conduct of Tenant's business.

         10.4 TENANT'S OBLIGATIONS TO MAINTAIN. Tenant shall, at Tenant's sole cost and expense, keep the Premises in good, clean, and sanitary order.
Tenant shall use all electrical, gas, and plumbing fixtures properly and keep them in a good, clean, and sanitary condition. Neither Tenant nor any sublessee, agent, employee, or contractor of Tenant shall destroy, deface, damage, impair, or remove any part of the Premises, the Building, or the Project, or the facilities, equipment, or appurtenances of the Premises, the Building, or the Project. Tenant shall not place any object or series of objects on the floors of the Premises in such a manner as to exceed the load capacity of the floors on a per square foot basis as determined by any architect, engineer, or other consultant of Landlord, or as otherwise limited by any law, code, regulation, permit, or certificate of any governmental authority. Tenant shall, at its sole cost and expense, make all repairs to the Premises which are required to correct any damage or deficiency caused by failure of Tenant to keep the Premises in the condition required by this Section. Tenant shall reimburse Landlord for the cost of any repair to the Premises, the Building, or the Project required as a result of any misuse or neglect committed or permitted by Tenant or by any sublessee, agent, employee, or contractor of Tenant. Tenant shall, at its sole cost and expense, repair, or reimburse Landlord for any damage to the Premises, the Building, or the Project caused by any person who has entered the Premises as a result of the express or implied invitation or permission of Tenant. If Tenant does not make repairs promptly and adequately or fails to maintain the Premises as required by this Section within five (5) days after delivery of written notice of any deficiency by Landlord (or if such deficiency cannot be reasonably corrected within five (5) days and Tenant shall not commence to correct such deficiency within such five (5) day period and diligently pursue completion of such correction), then Landlord may, but shall not be required to, perform such repairs, maintenance and/or correction to the

Premises and any amounts expended by Landlord to prosecute correction shall be reimbursed by Tenant to Landlord together with a 20% overhead charge upon demand; provided, however, that if in Landlord's judgment, there is an emergency, Landlord may perform the repairs prior to delivery of notice to Tenant or expiration of Tenant's cure period. If Landlord performs such repairs, maintenance, or corrections on behalf of Tenant, Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant's personal property, trade fixtures, records, or data resulting from such repair, maintenance, or correction by Landlord. Entry by Landlord to pursue repair, maintenance, or correction shall not be deemed an actual or constructive eviction and shall not entitle Tenant to any abatement or reduction of rent. Tenant shall notify Landlord in writing promptly upon discovery of any damage, defect, or malfunction of any structural or mechanical portions of the Building which Landlord is required to repair and maintain pursuant to Article 11 below.

         10.5 CONDITION UPON SURRENDER. Upon expiration or earlier termination of this Lease, unless Landlord demands otherwise pursuant to this Article, Tenant shall surrender the Premises to Landlord in the same condition as the Premises were upon delivery of possession to Tenant, broom clean, reasonable wear and tear excepted, shall surrender all keys to the Landlord at the place then fixed for the payment of rent, and shall inform Landlord of all combinations of locks, safes, and vaults, if any, on the Premises. Tenant shall remove from the Premises all movable furniture and movable personal property, and shall promptly repair any damage to the Premises or the Building caused by such removal. All removal and repair shall be at Tenant's sole cost and expense. Tenant shall not remove any wall covering, floor covering, shelving, cabinet units (whether for storage, for library purposes or for any other purpose), lighting fixtures, or other improvements affixed to the Premises unless requested to do so by Landlord. If requested at any time by Landlord, Tenant shall remove from the Premises within fifteen (15) days prior to expiration of the scheduled Term, or within fifteen (15) days after Landlord's request made before or after any alterations, additions, improvements, fixtures, equipment, shelving, cabinet units, or other personal property designated by Landlord are to be so removed. In such event, Tenant shall complete such removal (including the repair of any damage caused by such removal) entirely at its own expense and within fifteen (15) days of Landlord's request. All repairs required by Tenant in this Section shall be performed in a manner satisfactory to Landlord, subject to the provisions of Article 7, and shall include, without limitation, the following; cap all plumbing, cap all electrical wiring, repair all holes in walls, restore damage to the floors and/or ceiling, repair any other cosmetic damage, and clean the Premises. If Tenant fails to remove from the Premises all of its personal property (together with any other items requested by Landlord to be removed in accordance with this Section) prior to the expiration or earlier termination of this Lease, then Landlord may, at its sole option (i) treat Tenant as a holdover in which event the provisions of Article 26 of this Lease shall apply, or (ii) handle the items as provided in Section 20.2(b) of this Lease. Promptly upon request by Landlord following expiration or earlier termination of this Lease, Tenant shall execute, acknowledge, and deliver to Landlord an instrument in recordable form releasing, remising, and quitclaiming to Landlord all right, title, and interest of Tenant in the Premises by reason of this Lease or otherwise.

     11. MAINTENANCE AND REPAIRS BY LANDLORD.

     Landlord shall repair and maintain the structural and mechanical portions of the Building, including basic plumbing, heating, ventilating, air conditioning, and electrical systems installed or furnished by Landlord, and Landlord shall keep all Common Areas in good, clean, and sanitary order, and the costs thereof shall be includable as Operating Expenses; provided, however, that if maintenance and repairs are caused by the act, neglect, or omission of any duty by Tenant, its agents, servants, employees, or invitees, then Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance, and Tenant shall not be entitled to any abatement or reduction in rent by reason of such failure, no actual or constructive eviction of Tenant shall result from such failure, Tenant shall not have the right to terminate this Lease, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure. Except as provided in Article 18 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances, and equipment therein. Tenant hereby waives the provisions of Sections. 1932, 1933(4) and 1942 of the Civil Code of California or any similar or successor statutes to the fullest extent permitted by law, and Tenant acknowledges that in the event Landlord fails to make a repair or perform maintenance, Tenant's sole remedy for such breach by Landlord shall be an action for damages, and that Tenant shall not be entitled to terminate this Lease, withhold rent, or make any repair and deduct the cost of repair from rent payable under this Lease.

     12. ALTERATIONS.

     Tenant shall make no alterations, additions, or improvements in or to the Premises (whether structural or non-structural) without Landlord's prior written consent, which consent may be withheld for any reason. If any alteration, addition, or improvement is made by Tenant without such consent, Landlord shall have the right to require Tenant to remove the same at any time during the Term. If Tenant shall request Landlord's consent for any alterations, additions, or improvements, then Tenant shall submit detailed plans, specifications, and an itemized budget for making such alterations, additions, or improvements. Tenant shall pay to Landlord all costs incurred by Landlord for any architectural, engineering, supervisory, or legal services in connection with making a determination concerning consent for any alteration, addition, or improvement requested by Tenant or in connection with making any correction to any work or improvement performed by or at the request of Tenant. Landlord may impose any conditions on and requirements to its consent as Landlord shall in its discretion deem to be necessary or advisable, including without limitation the hours when work may be performed. Any approved alteration, addition, or improvement shall be made only by contractors or mechanics approved by Landlord. Tenant shall provide Landlord with as-built plans and specifications for any alterations, additions, or improvements. The review, approval, inspection, or examination by Landlord or any of its agents of any plans, specifications, contractors, or any other items shall be solely for Landlord's benefit and to protect its interests, and neither Landlord nor its agents shall be deemed to have assumed any responsibility for the quality of work of any contractor, or the accuracy, sufficiency, quality, or suitability of such plans, specifications, or other items. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord's free access to mechanical installations or service facilities of the Building or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations, permits, and requirements of any insurance rating bureau used by insurers selected to carry Landlord's insurance, and of any similar body. Before commencing any work, Tenant shall give Landlord at least ten (10) days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for said work and such other comprehensive general public liability insurance, builders risk insurance, and other such insurance coverages so as to protect the insurable interests of Landlord, Tenant, contractors, and subcontractors in amounts and on forms as may be requested by Landlord. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done, or materials claimed to have been furnished, will be discharged by Tenant, by bond, or otherwise, within ten (10) days after the filing thereof, at the sole cost and expense of Tenant. All alterations, additions, or improvements upon the Premises made by either party, including without limitation, all wall coverings, floor coverings, built-in cabinet work, paneling, and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the Term or upon earlier termination; provided, however, that Landlord may, by written notice to Tenant, require Tenant to remove all improvements, alterations, and additions made by Tenant, and Tenant shall repair all damage resulting from such removal or, at Landlord's option, shall pay to Landlord all costs arising from such removal. Landlord reserves the right to install new or additional utility facilities throughout the Project for the benefit of Landlord or Tenant or any other tenant of the Project, including, but not limited to, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Tenant's use of the Premises.

     13. LIENS.

     Tenant shall keep the Premises, the Building, and the Project and all underlying realty and appurtenances free from any mechanic's or materialmen's liens and any other liens of a similar nature placed upon the Premises or any realty of the Project by any reason of or in connection with any repairs, additions, alterations, or improvements contracted for or initiated by Tenant. Tenant shall be solely responsible for making payment for such work and discharging liens for such work. Tenant shall defend, indemnify, and hold Landlord fully harmless with respect to all liability for such liens, claims, and demands, including reasonable attorneys' fees and all costs and expenses in connection therewith. Landlord shall have the right at all times to post on the Premises notices of nonresponsibility (and to record verified copies thereof) in order to place contractors and material suppliers on notice that Landlord is not to be held financially responsible for such work. Tenant shall, at the request of Landlord, provide Landlord with executed and acknowledged full and unconditional lien releases in recordable form and paid receipts from any general contractor, subcontractor, material supplier, or other person furnishing labor and/or materials in connection with any work connected with the Premises, as well as any other evidence required by Landlord to demonstrate that there are no liens affecting Landlord or any property of Landlord by reason of such work. Any amount paid by Landlord to discharge or bond around any liens shall be payable by Tenant to Landlord upon demand. Tenant shall be permitted to contest the validity of any such lien, claim, or demand provided Tenant acquires and records a bond in an amount, in a form, and from a surety reasonably satisfactory to Landlord, and Tenant shall, at its sole cost and expense, defend itself and Landlord with counsel reasonably satisfactory to Landlord. Tenant shall pay and satisfy any adverse judgment that may be rendered prior to any action taken to enforce such judgment against Landlord or the Project.

     14. ENTRY BY LANDLORD.

     Landlord reserves and shall at any and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to alter, improve, or repair the Premises, or any other portion of the Building, all without such entry constituting any actual or constructive eviction of Tenant and without abatement of rent. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that Landlord shall use reasonable efforts to minimize interference with the business of Tenant. Tenant hereby waives any claim for damages, for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be borne by Tenant. No provision of this Article shall be construed as obligating Landlord to perform any repairs, alterations, or decorations except as otherwise expressly agreed herein by Landlord.

     15. UTILITIES AND SERVICES.

     Provided that Tenant is not in default under this Lease, Landlord agrees to furnish or cause to be furnished to the occupied portion of the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as Exhibit B. Tenant agrees to perform and be bound by all of the provisions of Exhibit B. Interruption of utilities or services or Landlord's failure to furnish any of such utilities or services when such interruption or failure is caused by (i) accident, breakage, or repairs, (ii) strikes, lockouts, or other labor disturbance or labor dispute of any character, (iii) governmental regulation, moratorium, or other governmental action, (iv) inability despite the exercise of reasonable diligence to obtain electricity, gas, water, or fuel, (v) limitation, rationing, curtailment, or restriction on the use of water, electricity, gas, heating, cooling, or other forms of service or utility provided to the Premises or the Building, or (vi) any other cause beyond Landlord's reasonable control, shall not give rise to a claim for damages against Landlord or otherwise result in any liability to Landlord. In addition, Tenant shall not be entitled to any offset, abatement, or reduction of rent by reason of such failure, no actual or constructive eviction of Tenant shall result from such failure, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any such failure, stoppage, or interruption thereof, Landlord shall diligently attempt to resume service Promptly.

     16. BANKRUPTCY.

     If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in any involuntary bankruptcy proceeding and such adjudication shall not have been vacated within sixty (60) days from the date thereof, or if a receiver, disbursing agent, or trustee shall be appointed for Tenant's property and the order appointing such receiver, disbursing agent, or trustee shall not be set aside or vacated within sixty (60) days after the entry thereof, or if Tenant shall assign its estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then Landlord may elect to terminate this Lease, with or without notice of such election and with or without entry or action by Landlord. In the event of such termination, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Section 20.2(a) hereof. In the event of such termination, neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum amount allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater, equal to, or less than the amount of damages recoverable under the provisions of this Article. In the event that any provision of this Article is contrary to any applicable law, such provision shall be of no force or effect.

     17. INDEMNITY AND INSURANCE.

         17.1 TENANT'S INDEMNITY. Tenant shall protect, defend, indemnify, and hold Landlord, its partners, shareholders, officers, directors, trustees, employees, agents, affiliates, representatives, and management, and other contractors (collectively, "Landlord's Affiliates") harmless from and against any and all claims, demands, judgments, losses, costs, expense, liability, damage, or injury to property or persons, resulting from or occurring by reason of (a) the use, occupancy, or nonoccupancy of the Premises or the actions or inactions, whether or not negligent, of Tenant and/or any sublessee, their agents, officers, employees, contractors, customers, invitees, or licensees; (b) any default or breach of this Lease by Tenant; and/or (c) the failure of Tenant or any other occupant to surrender possession of the Premises upon the expiration or earlier termination of this Lease in accordance with the provisions of this Lease, either due to failure of Tenant to timely perform its obligations for removal and repair of personal property or any other reason, which indemnity shall include, without limitation, any claims made by any succeeding tenant founded upon such delay; provided, however, that Tenant shall not be obligated to so indemnify Landlord or any of Landlord's Affiliates from matters arising from or caused by the sole willful misconduct or gross negligence of Landlord or any of Landlord's Affiliates each acting within the scope of its authority on behalf of Landlord. Payment of any sum by Landlord shall not be a condition precedent to Tenant's obligations hereunder. If Tenant is required to defend Landlord, then Landlord shall be entitled to select its own defense counsel, and Tenant shall pay on behalf of, or to Landlord all defense expenses incurred by or on behalf of Landlord, including, without limitation, reasonable attorneys' fees and expenses, fees of experts and accountants, and court costs.

         17.2 TENANT'S INSURANCE. Tenant shall carry at its own expense throughout the Term of this Lease, commercial general liability insurance covering the Premises and appurtenant areas, and Tenant's use thereof, and protecting Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury, and property damage based upon, involving, or arising out of the ownership, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" Endorsement and shall contain the "Amendment of Pollution Exclusion" for damage caused by heat, smoke, or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. Such insurance shall also cover Tenant's contractual liability under this Lease in an amount periodically adjusted to conform to then current standard business practices for comparable business operations, but in no case less than $3,000,000 in combined single limit and general aggregate coverage for bodily injury or death, personal injury, and property damage. Tenant shall keep in full force and effect, at its own expense throughout the Term of this Lease, a policy or policies of worker's compensation insurance as required by law and with employer's liability coverage of not less than $1,000,000 per employee and per occurrence. The amounts of general liability and employer's liability insurance shall be increased on the third anniversary of the Measurement Date and every third anniversary thereafter to an amount reasonably determined by Landlord as may be required, given the then current economic conditions and the size of damage awards generally, to approximate the same level of protection as was provided on the Commencement Date. In the event the use specified in the Basic Lease Provisions permits the sale and/or consumption of alcoholic beverages, Tenant shall keep in full force and effect, at its own expense throughout the Term of this Lease, a liquor liability insurance policy or policies in a policy amount of not less than $2,000,000; provided, however, that such policy amounts of commercial general public liability insurance and liquor liability insurance pursuant to Sections 25602 and 25602.1 of the California Business and Professions Code and Section 1714 of the California Civil Code, in effect as of the date of this Lease, accurately state the law regarding the potential liability of persons serving alcoholic beverages to both the party consuming such beverages and to third parties. In the event the foregoing code sections are amended and/or judicial decisions are rendered which increase the liability exposure to third parties, Landlord, in its sole and absolute discretion, shall have the immediate right to revise such policy amounts to amounts reasonably deemed appropriate by Landlord.

         17.3 TENANT'S PROPERTY. Tenant agrees that all personal property of whatever kind, including, without limitation, inventory and/or goods stored at or about the Premises, Tenant's trade fixtures, and Tenant's interest in tenant improvements which may be at any time located in, on or about the Premises or the Building, whether owned by Tenant or third parties, shall be at Tenant's sole risk or at the risk of those claiming through Tenant, and that Landlord shall not be liable for any damage to or loss of such property except for loss or damage arising from or caused by the sole gross negligence of Landlord or any of Landlord's officers, employees, agents, or authorized representatives each acting within the scope of their authority. Tenant shall obtain and maintain, at its own expense throughout the Term of this Lease,
(i) replacement cost, fire, and extended coverage insurance, with vandalism and malicious mischief and sprinkler leakage endorsements, in an amount sufficient to cover the full replacement cost of all such property, and (ii) business income with extra expense insurance, naming Landlord as loss payee, in an amount not less than the Annual Basic Rent, without regard to any calculation of Percentage Rent, and Tenant's share of Operating Expenses payable by Tenant during the preceding year of the Term of this Lease (or, as to the first year of the Term, the total amount of Annual Basic Rent to be paid during such first year).

         17.4 FORM OF INSURANCE POLICIES. All insurance policies required of Tenant by this Lease shall be obtained from insurers doing business in California having a rating of A-XII or better in the current issue of "Best's Insurance Guide." All loss payable clauses shall name Landlord as a loss payee and/or conform to the requirements of any mortgage lenders. Tenant's insurance may, provided Tenant obtains the prior written approval of Landlord (which approval shall not be unreasonably withheld), provide for deductibles in reasonable amounts. If Tenant requests approval of a deductible, Tenant shall provide evidence of financial responsibility reasonably satisfactory to Landlord to pay the deductible amount in the event of a loss. Any policy of insurance required to be maintained by Tenant under this Lease may be maintained under a policy commonly referred to as a "blanket policy" insuring other parties and/or other locations; provided however, that the amount of insurance and the scope and type of coverage shall conform to the requirements contained in this Lease.

         17.5 EVIDENCE OF COVERAGE. Tenant shall provide Landlord with copies of insurance policies or other evidence of insurance coverage prior to the Commencement Date of the Lease and shall provide to Landlord copies of replacement policies at least ninety (90) days prior to the date of expiration of a policy, A binder or certificate of insurance shall be sufficient evidence of insurance pending issuance of a policy; provided, however, that Tenant shall forward a copy of each policy to Landlord when issued. Such insurance policies shall be on forms reasonably acceptable to Landlord and shall be on an occurrence basis. Such insurance shall name Landlord and any management agent from time to time designated by Landlord and any lender of Landlord as additional insureds, and shall provide that coverage of additional insureds shall be primary and that any insurance maintained by Landlord shall be excess only. Such insurance shall provide that the interests of Landlord, Tenant, and other insureds shall be severable such that the actor omission of one insured shall not avoid or reduce the coverage of other insureds. Such insurance shall contain endorsements (i) stating that the insurer agrees to notify Landlord in writing not less than thirty (30) days in advance or modification or cancellation thereof, (ii) deleting any employee exclusion on personal injury coverage, (iii) including employees as additional insureds, (iv) deleting any exclusion from liability caused by serving alcoholic beverages incidental to Tenant's business, and
(v) providing for coverage for employer's nonowned automobile liability. Failure of Tenant to maintain insurance coverages required by this Lease for any time period during the Term or failure of Tenant to deliver evidence of insurance or copies of policies shall be material defaults under this Lease. If Tenant fails to maintain, or to provide Landlord with, evidence of the required insurance coverages, Landlord shall have the right, but not the obligation, to obtain such insurance coverages on Tenant's behalf. The cost of such insurance coverage shall be deemed additional rent payable by Tenant to Landlord upon demand.

         17.6 EXEMPTION OF LANDLORD FROM LIABILITY. Except to the extent such matters are caused by Landlord's sole gross negligence or willful misconduct, Tenant hereby agrees that Landlord and Landlord's Affiliates shall not be liable for injury to Tenant's business or loss of income therefrom or for damage to the goods, wares, merchandise, or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises. Tenant further agrees that Landlord and Landlord's Affiliates shall not be liable for injury to the person of Tenant, Tenant's employees, visitors, agents, or contractors or to Tenant's property, whether such damage or injury is caused by or results from criminal acts, fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, heating, ventilation, air conditioning, or lighting fixtures, or from any other cause, whether damage or injury results from conditions arising upon the Premises or upon other portions of the Building or the Project, or from other sources or places appurtenant to the Premises and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord and Landlord's Affiliates shall not be liable for any damages arising from any act or neglect of any other tenant, occupant, or user of the Building or the Project, nor from the failure of Landlord to enforce the lease provisions of any other tenant of the Project.

         17.7 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives any and all rights of recovery against the other (and against the officers, employees, and agents of the other party), for loss of or damage to such waiving party or its property or the property of others under its control, to the extent such loss or damage is covered by standard fire and extended coverage insurance policies or endorsements; provided, however, that this waiver does not apply to any rights that either party may have with respect to the insurance proceeds at the time of such loss or damage. Landlord and Tenant shall, in obtaining the policies of standard fire and extended coverage insurance which they are required to maintain under this Lease, give notice to their respective insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease; and Landlord and Tenant shall each obtain from its insurance carrier a consent to such waiver. If either Landlord or Tenant is unable to obtain the insurance described in this Section because it is determined to be unavailable or unreasonably expensive due to the waiver of subrogation set forth in this Section, which determination shall be made by Landlord in its sole discretion, then neither Landlord nor Tenant shall be obligated to comply with the provisions of this Section.

         17.8 WAIVER OF DAMAGES. Tenant hereby acknowledges that the City may from time to time impose certain restrictions which will affect Tenant, its employees and visitors, during such times as Landlord may choose to schedule, sponsor, or cooperate with various municipal and/or private party events. Such restrictions may provide for limited vehicular and pedestrian access to the Building, its parking facilities, and the public streets, sidewalks, and rights-of-way surrounding them. Such restrictions may apply from before the commencement until after the conclusion of each event. Tenant acknowledges that such restrictions will interfere with vehicular and pedestrian access to the Building and its parking facilities. Tenant hereby waives all claims against Landlord for damages, losses, and expenses of any kind whatsoever arising from or related to the imposition of such restrictions.

     18. DAMAGE OR DESTRUCTION.

         18.1 DEFINITIONS.

                (a) "Premises Damage" shall mean that the Premises are damaged or destroyed to any extent.

                (b) "Building Partial Damage" shall mean that the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the Building.

                (c) "Building Total Destruction" shall mean that the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

                (d) "Project Total Destruction" shall mean that the Project (as defined in paragraph 2.1) is damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then Replacement Cost of the Project

                (e) "Insured Loss" shall mean damage or destruction caused by an event required to be covered by the insurance described in Article 17. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

                (f) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the occurrence of the damage, excluding all improvements made by tenants, other than those installed by Landlord at Tenant's expense.

        18.2 PREMISES DAMAGE: PREMISES BUILDING PARTIAL DAMAGE.

                (a) INSURED LOSS. Subject to the provisions of paragraphs
18.4 and 18.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Building Partial Damage, then Landlord shall, as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Landlord's expense, repair such damage (but not Tenant's fixtures, equipment, or tenant improvements originally paid for by Tenant) to its condition existing at the time of the damage, and this Lease shall continue in full force and effect.

                (b) UNINSURED LOSS. Subject to the provisions of paragraphs
18.4 and 18.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Building Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expenses), which damage prevents Tenant from making any substantial use of the Premises, Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage.

         18.3 BUILDING TOTAL DESTRUCTION: PROJECT TOTAL DESTRUCTION. Subject to the provisions of paragraphs 18.4 and 18.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, which falls in the classifications of either (i) Building Total Destruction, or
(ii) Project Total Destruction, then Landlord may at Landlord's option either
(i) repair such damage or destruction as soon as reasonably possible at Landlord's expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, but not Tenant's fixtures, equipment, or tenant improvements, and this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

        18.4 DAMAGE NEAR END OF TERM.

                (a) Subject to paragraph 18.4(b), if at any time during the last twelve (12) months of the term of this Lease there is substantial damage to the Premises, Landlord may at Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage.

                (b) Notwithstanding paragraph 18.4(a), in the event that Tenant has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Tenant shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Damage during the last twelve
(12) months of the term of this Lease. If Tenant duly exercises such option during said twenty (20) day period, Landlord shall, at Landlord's expense, repair such damage, but not Tenant's fixtures, equipment, or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option during said twenty (20) day period, then Landlord may at Landlord's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Tenant of Landlord's election to do so within ten
(10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

        18.5 ABATEMENT OF RENT: TENANT'S REMEDIES.

                (a) In the event Landlord repairs or restores the Building or Premises pursuant to the provisions of this Article 18, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Tenant's Share of Operating Expenses) for the period during which such damage, repair, or restoration continues shall be abated in proportion to the amount of Rentable Area of the Premises that is not usable, provided (1) the damage was not the result of the negligence of Tenant, and (2) such abatement shall only be to the extent the operation and profitability of Tenant's business as operated from the Premises is adversely affected. Except for said abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair, or restoration.

                (b) If Landlord shall be obligated to repair or restore the Premises under the provisions of this Article 18 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Tenant may, at any time prior to the commencement of such repair or restoration, give written notice to Landlord and to any lenders of which Tenant has actual notice of Tenant's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Tenant gives such notice to Landlord and such lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Landlord or a lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

                (c) Tenant agrees to cooperate with Landlord in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

        18.6 TERMINATION; ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Article 18, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not theretofore been applied by Landlord.

        18.7 WAIVER. Landlord and Tenant waive the provisions of any statute which relates to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

        18.8 INSURANCE LIMITATION. Notwithstanding anything else to the contrary contained in this Article 18, Landlord shall have no obligation to pay for the repair or restoration of damage or destruction to the Premises caused by fire or other casualty more than the amount of the insurance proceeds payable for the benefit of Landlord by reason of such damage or destruction, plus any amounts actually paid by Tenant as required in this
Article 18 for the excess of the cost of reconstructing tenant improvements over the original cost of such tenant improvements paid initially by Landlord. If the sum of such insurance proceeds, plus the amount so paid by Tenant, are not sufficient to cover the cost of such repairs, then Landlord may elect to so repair or restore and the Lease shall continue in full force and effect, or Landlord may elect not to repair or restore and the Lease shall then terminate.

     19. EMINENT DOMAIN.

     If the Premises or any portion thereof or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power, this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Tenant's share of Operating Expenses shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises, Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty
(30) days after receipt of notice of taking by condemnation of any part of the Premises or the Project. Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant's trade fixtures, removable personal property or for damages for cessation or interruption of Tenant's business.

     In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair.

     20. DEFAULTS AND REMEDIES.

         20.1 TENANT'S DEFAULT. The occurrence of any one or more of the following events shall be a material default and breach of this Lease by Tenant. Any notice required by the terms of this Lease in connection with any such default shall be in lieu of, and not in addition to, any notice required under Sections 1161, et seq., of the California Code of Civil Procedure:

                (a) Tenant fails to pay any rent payment or other sum due under this Lease after the same shall be due and payable, and such failure continues for a period of three (3) days after written notice thereof from Landlord to Tenant.

                (b) Tenant fails to perform or observe any term, condition, covenant, or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days (or such shorter time provided herein) after notice thereof from Landlord; provided, however, that if the term, condition, covenant, or obligation to be performed by Tenant is of such nature that the same cannot reasonably be cured within thirty (30) days and if Tenant commences such performance within said thirty-day (30) period and thereafter diligently undertakes to complete the same, then such failure shall not be a default hereunder if it is cured within sixty (60) days following Landlord's notice.

                (c) Tenant vacates, abandons, or fails to occupy the Premises, or any substantial portion thereof, for a continuous period of fourteen (14) days or more, whether or not the rent is paid.

                (d) A trustee, disbursing agent, or receiver is appointed to take possession of all or substantially all of Tenant's assets in, on or about the Premises or of Tenant's interest in this Lease (and Tenant or any guarantor of Tenant's obligations under this Lease does not regain possession within sixty (60) days after such appointment); or Tenant makes an assignment for the benefit of creditors; or all or substantially all of Tenant's assets in, on or about the Premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

                (e) A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant or any guarantor of Tenant's obligations under this Lease pursuant to any federal or state statute, and, with respect to any such petition filed against it, Tenant or such guarantor fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same. In the event that any provision of this Subsection 20.1(e) is contrary to any applicable law, such provision shall be of no force or effect.

                (f) Any assignment, subletting, or other transfer for which the prior written consent of the Landlord has not been obtained.

                (g) Discovery of any false or misleading statement concerning financial information submitted by Tenant or any guarantor of Tenant's obligations under this Lease to Landlord in connection with obtaining this Lease or any other consent or agreement by Landlord.

                (h) Tenant's admission in writing its inability to pay its debts as they mature.

                (i) Suspension of Tenant's right to conduct its business, caused by the order, judgment, decree, decision, or other act of any court or governmental agency.

                (j) Tenant's failure to execute, acknowledge, and deliver to Landlord, within the ten (10) day period specified in Article 22, any documents required to effectuate an attornment, a subordination, or to make this Lease or any option granted herein prior to the lien of any mortgage, deed of trust, or ground lease, or any estoppel certificate, as the case may be.

                (k) If the performance of Tenant's obligations under this Lease is guaranteed: (a) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (b) a guarantor's becoming insolvent or the subject of a bankruptcy filing, (c) a guarantor's refusal or inability to honor the guarantee, or (d) a guarantor's breach of its guarantee obligation, and Tenant's failure within sixty (60) days following written notice by or on behalf of Landlord to Tenant of any such event, to provide Landlord with written alternative assurance or security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the guarantors that existed at the time of execution of this Lease.

        20.2 LANDLORD'S REMEDIES. Upon the occurrence of any event of default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised or not exercised without precluding the Landlord from exercising any other remedy provided in this Lease or otherwise allowed by law or in equity:

                (a) Landlord may terminate this Lease and Tenant's right to possession of the Premises. If Tenant has abandoned and vacated the Premises, the mere entry onto the Premises by Landlord in order to perform acts of maintenance, cure defaults, preserve the Premises, or attempt to relet the Premises, or the appointment of a receiver in order to protect the Landlord's interest under this Lease, shall not be deemed a termination of Tenant's right to possession or a termination of this Lease unless Landlord has notified Tenant in writing that this Lease is terminated. If Landlord terminates this Lease and Tenant's right to possession of the Premises pursuant to this Subsection 20.2(a), then Landlord may recover from Tenant:

                       (i) The worth at the time of the award of unpaid rent, including, without limitation, Tenant's share of Operating Expenses, which had been earned at the time of termination; plus

                      (ii) The worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                     (iii) The worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                      (iv) Any other amounts necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to perform its obligations under this Lease which in the ordinary course of things would be likely to result therefrom, including, without limitation, recovery of Basic Rent and additional or other forms of rent for any period of free rent theretofore enjoyed by Tenant (at rates in effect for the period immediately following such period of free rent); recovery of the pro rata portion of any Tenant Improvement Allowance or other leasehold improvement costs paid by Landlord to install leasehold improvements on the Premises which is applicable to that portion of the Term, including option periods, which is unexpired as of the date on which this Lease terminated; any legal expenses, brokers commissions, or finders fees in connection with reletting the Premises, and the pro rata portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to the portion of the Term, including option periods, which is unexpired as of the date on which this Lease terminated; the costs of repairs, cleanup, refurbishing, removal, and storage or disposal of Tenant's personal property, equipment, fixtures, and anything else that Tenant is required under this Lease to remove but does not remove (including those alterations which Tenant is required to remove pursuant to an election by Landlord, and which Landlord actually removes, whether or not notice to remove shall be delivered to Tenant); and any costs for alterations, additions, and renovations incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises.

                           All computations of the "worth at the time of the
award" of amounts recoverable by Landlord under Subsections (i) and (ii) hereof shall be computed by allowing interest at the maximum lawful rate per annum allowed for commercial transactions as of the date on which the event of default occurred. The "worth at the time of the award" recoverable by Landlord under Subsection (iii) and the discount rate for purposes of determining any amounts recoverable under Subsection (iv), if applicable, shall be computed by discounting the amount recoverable by Landlord at the discount rate of the Federal Reserve Bank of California San Francisco at the time of the award plus one percent (1%). If Tenant tenders to Landlord in an offer of settlement all sums due under this Subsection 20.2(a) after Landlord has notified Tenant of exercise of the remedies under this Subsection 20.2(a), then the "worth at the time of the award" shall be determined at the time of the tender of payment of the entire amount of such sums by Tenant.

               (b) Upon termination of this Lease, whether by lapse of time or otherwise, Tenant shall immediately vacate the Premises and deliver possession to Landlord. If Tenant has vacated the Premises and Landlord or any of its agents has reason to believe that Tenant does not intend to reoccupy the Premises, and current or past rent has been due or unpaid for at least fourteen (14) consecutive days, then Landlord shall have the right to send Tenant a notice of belief of abandonment pursuant to Section 1951.3 of the California Civil Code. The Premises will be deemed abandoned, and the Tenant's right to possession of the Premises will terminate on the date set forth in such notice, unless Landlord receives (at its address for notices pursuant to this Lease) before such date a notice from Tenant stating (i) Tenant's intent not to abandon the Premises, and (ii) an address at which Tenant may be served in any action for unlawful detainer of the Premises and/or damages or other relief available at law or in equity. If the Premises are deemed abandoned (either through the aforementioned procedure or due to any statement by Tenant to that effect), or if Landlord or any of its agents acts pursuant to a court order, then Landlord or any of its agents shall have the right, without terminating this Lease, to re-enter the Premises and remove all persons therefrom and any or all of Tenant's fixtures, equipment, furniture, and other personal property (herein collectively referred to as "Property") from the Premises, without being deemed in any manner liable for trespass, eviction, or forcible entry or detainer, or conversion of Property, and without relinquishing any right given to Landlord under this Lease or by operation of law. If Landlord re-enters the Premises in such situation, all Property removed from the Premises by Landlord or any of its agents and not claimed by the owner may be handled, removed, or stored, in a commercial warehouse or otherwise by Landlord at Tenant's risk and expense, and Landlord shall in no event be responsible for the value, preservation, or safekeeping thereof. Before the retaking of any such Property from storage, Tenant shall pay to Landlord, upon demand, all expenses incurred in such removal and all storage charges against such Property. Any such Property of Tenant not so retaken from storage by Tenant within thirty (30) days after such Property is removed from the Premises shall be deemed abandoned and may be either disposed of by Landlord pursuant to Section 1988 of the California Civil Code or retained by Landlord as its own property.

               (c) Notwithstanding Landlord's right to terminate this Lease pursuant to Section 20.2(a), Landlord may, at its option, even though Tenant has breached this Lease and abandoned the Premises, continue this Lease in full force and effect and not terminate Tenant's right to possession, and enforce all of Landlord's rights and remedies under this Lease. In such event, Landlord shall have the remedy described in California Civil Code
Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Further, in such event, Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys' fees and receivers' fees, incurred in connection with appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease. No reentry or taking possession of the Premises by Landlord pursuant to this Section 20.2(c) shall be construed as an election to terminate this Lease unless a written notice (signed by a duly authorized representative of Landlord) of intention to terminate this Lease is given to Tenant, Landlord may at any time after default by Tenant elect to terminate this Lease pursuant to Section 20.2(a), notwithstanding Landlord's prior continuance of this Lease in effect for any period of time, and upon and after Tenant's default under this Lease, Landlord may, but need not, relet the Premises or any part thereof for the account of Tenant to any person, firm, partnership, corporation, or other business entity for such rent, for such time, and upon such terms as Landlord, in its sole discretion, shall determine. Subject to the provisions of this Lease regarding assignment and subletting in Article 21, Landlord shall not be required to accept any substitute tenant offered by Tenant or to observe any instructions given by Tenant regarding such reletting. Landlord may remove (and repair any damage caused by such removal) and store (or dispose of) any of Tenant's personal property, equipment, fixtures, and anything else Tenant is required (under this Lease at the election of Landlord or otherwise) to remove but does not remove, and Landlord may also make repairs, renovations, alterations, and/or additions to the Premises to the extent deemed by Landlord necessary or desirable in connection with any attempt to relet the Premises. Tenant shall upon demand pay the cost of such repairs, alterations, additions, removal, storage, and renovations, together with any legal expenses, brokers commissions, or finders fees and any other expenses incurred by Landlord in connection with its entry upon the Premises and attempt to relet the Premises. If Landlord is able to relet the Premises for Tenant's account during the remaining portion of the Term and the consideration collected by Landlord from any reletting is not sufficient to pay monthly the full amount of rent and additional rent payable by Tenant under this Lease, together with any legal expenses, brokers commissions, or finders fees, any cost for repairs, alterations, additions, removal, storage, and renovations, and any other cost and expense incurred by Landlord in re-entering the Premises and reletting the Premises, then Tenant shall pay to Landlord the amount of each monthly deficiency upon demand. Any rentals received by Landlord from any such reletting shall be applied as follows:

                         (i) First, to the payment of any indebtedness other
than rent due hereunder from Tenant to Landlord;

                        (ii) Second, to the payment of any costs of reentry and reletting the Premises;

                       (iii) Third, to the payment of costs of any such alterations, repairs, additions, removal, storage, and renovations to the Premises;

                        (iv) Fourth, to the payment of rent due and unpaid under this Lease; and

                         (v) The residue, if any, shall be held by Landlord
and applied as payment of future rent as the same may become due and payable under this Lease.

               (d) No act or omission by Landlord or its agents during the Term shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid, unless made in writing and signed by a duly authorized representative of Landlord. Neither any remedy set forth in this Lease nor pursuit of any particular remedy shall preclude Landlord from any other remedy set forth in this Lease or otherwise available at law or in equity. Landlord shall be entitled to a restraining order or injunction to prevent Tenant from breaching or defaulting under any of its obligations under this Lease other than the payment of rent or other sums due hereunder.

               (e) Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity shall affect the right of Landlord to any right of indemnification set forth in this Lease or otherwise available at law or in equity by reason of Tenant's occupancy of the Premises, and ail rights to indemnification or other obligations of Tenant shall survive termination of this Lease and termination of Tenant's right to possession under this Lease.

          20.3 INDUCEMENT, RECAPTURE AND EFFECT OF BREACH. Any agreement by Landlord for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement, or consideration for Tenant's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Tenant's full and faithful performance of all the terms, covenants, and conditions of this Lease to be performed or observed by Tenant during the term hereof as the same may be extended. Upon the occurrence of a breach of this Lease by Tenant, as defined in paragraph 20.1, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, as though it had never been a part hereof, and any rent, other charge, bonus, inducement, or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord as additional rent due under this Lease, notwithstanding any subsequent cure of said breach by Tenant. The acceptance by Landlord of rent or the cure of the breach which initiated the operation of this paragraph shall not be deemed a waiver by Landlord of the provisions of this paragraph unless specifically so stated in writing by Landlord at the time of such acceptance.

          20.4 DEFAULT BY LANDLORD AND REMEDIES OF TENANT.

               (a) It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant, or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after written notice thereof from Tenant; provided, however, that if the term, condition, covenant, or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty
(30) day period and thereafter diligently undertakes to complete the same.

               (b) Tenant shall not have the right based upon a default of Landlord to terminate this Lease or to withhold, offset, or abate rent, Tenant's sole recourse for Landlord's default being an action for damages against Landlord for diminution in the rental value of the Premises for the period of Landlord's default, which is proximately caused by Landlord's default. Tenant shall not have the right to terminate this Lease or to withhold, offset, or abate the payment of rent based upon the unreasonable or arbitrary withholding by Landlord of its consent or approval of any matter requiring Landlord's consent or approval, including but not limited to any proposed assignment or subletting, Tenant's remedies in such instance being limited to a declaratory relief action, specific performance, injunctive relief, or an action of actual damages. Tenant shall not in any case be entitled to any consequential or punitive damages based upon any Landlord default or withholding of consent or approval.

               (c) Notwithstanding anything to the contrary contained in this Lease, Tenant agrees and understands that Tenant shall look solely to the estate and property of Landlord in the Building of which the Premises area part for the enforcement of any judgment (or other judicial decree) requiring the payment of money by Landlord or any other partner, director, officer, employee, or agent of Landlord
[or Landlord Affiliate] to Tenant by reason of any default or breach by Landlord in the performance of its obligations under this Lease, it being intended that no other assets of Landlord or any of Landlord's Affiliates shall be subject to levy, execution, attachment, or any other legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach.

               (d) In the event of a sale or transfer of the Premises by Landlord, the Landlord named herein, or, in the case of a subsequent transfer, the transfor shall, after the date of such transfer, be automatically released from all personal liability for the performance or observance of any term, condition, covenant, or obligation required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants, and obligations, it being intended hereby that such terms, conditions, covenants, and obligations shall be binding upon Landlord, its successors, and assigns only during and in respect of their successive periods of ownership during the Term.

          20.5 NON-WAIVER OF DEFAULT. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provision. No waiver of any default or breach of this Lease shall be held to be a waiver of any other or subsequent default or breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, no statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept any payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease or available at law or in equity.

     21. ASSIGNMENT AND SUBLETTING.

          21.1 PROHIBITION OF ASSIGNMENT OR SUBLETTING. Except as otherwise provided herein, Tenant shall not assign, transfer, mortgage, or otherwise encumber, voluntarily or by operation of law, this Lease or any interest hereof, or sublet the Premises or any portion thereof, or permit any other person to occupy the Premises or any portion thereof without the express written consent of Landlord, which consent shall be subject to the provisions of Section 21.3 below. Consent to one assignment or subletting shall not constitute a waiver of this provision or consent to any further assignment or subletting. Tenant shall reimburse Landlord for any reasonable costs and expenses, including but not limited to legal expenses, incurred by Landlord in connection with its review of any proposed assignment or subletting, whether or not Landlord gives its consent. Tenant shall be deemed to have assigned its interest hereunder within the meaning of this Section if legal or beneficial interests representing 20% or more of the interests in either voting power, capital, profits, losses, or distribution in any corporation, partnership, joint venture, or other entity comprising Tenant are transferred by any means. No assignee for the benefit of creditors, trustee in bankruptcy or purchaser at any execution sale, shall have the right to possess or occupy the Premises or any part thereof, or claim and right hereunder or assignment.

          21.2 MINIMUM REQUIREMENTS FOR CONSENT. Landlord will not consent to any assignment or sublease unless, at a minimum: (i) the proposed transferee shall execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby such transferee shall assume and agree to perform and be personally bound by and upon all the covenants, agreements, terms, and conditions of this Lease on the part of Tenant to be performed, and whereby such transferee shall expressly agree that the provisions of this Article, notwithstanding such transfer, shall continue to be binding upon it with respect to future assignments, subleases, and/or other transfers; (ii) in the event Landlord requires personal guaranties from financially responsible persons as a condition of consent, that such guarantors shall execute, acknowledge, and deliver an absolute and unconditional guaranty in a form presented by Landlord which shall contain waivers of all defenses to the maximum extent permitted by law; and (iii) Tenant and any guarantors shall continue to be liable to Landlord under this Lease for the terms, covenants, and conditions to be compiled with by Tenant whether this Lease is assigned, sublet, and/or otherwise transferred. In no event, however, shall compliance with the provisions of this paragraph 21.2 require Landlord to consent to a transfer.

          21.3 SUBMITTAL PROCEDURE. If at any time Tenant wishes to sublet or assign the Premises, or any portion thereof, the following procedure shall apply:

               (a) Tenant shall submit to Landlord in writing (i) the name of the proposed transferee, (ii) the nature of the business to be conducted on the Premises, (iii) reasonable information as to the proposed transferee's financial responsibility and standing as Landlord may request, and (iv) the proposed sublease on Landlord's standard office space sublease form containing all of the terms and conditions of the proposed transfer.

               (b) At any time within thirty (30) days after Landlord's receipt of Tenant's full submission (including any additional information Landlord may request), Landlord may, by written notice to Tenant, elect in its sole discretion either to: (i) consent to the proposed transfer; (ii) reasonably withhold its consent to the proposed transfer; (iii) if the transfer is to third parties not affiliated with Tenant, terminate this Lease in its entirety in the case of a proposed assignment or with respect to the proposed sublease premises in the case of a proposed sublease (in which case the rent, parking rights, and any other rights or obligations under this Lease which are based upon the square footage of the Premises shall be proportionately adjusted, and Tenant shall pay the cost of any alterations necessary to divide the proposed sublease premises from the remainder of the Premises), which termination shall take effect on the date set forth in Landlord's notice but in no event more than ninety (90) days after Landlord has so notified Tenant. Landlord may then enter into a new lease with the intended assignee or sublessee, or any other person, on whatever terms the parties may negotiate. In such a case, Tenant is not entitled to any portion of the profit, if any, realized by Landlord from the termination and reletting: or (iv) take such transfer, as applicable, from Tenant in its own name on the same terms as Tenant shall propose to enter into such transfer (but Landlord shall have the unqualified right to re-assign, sublet, or sub-sublet without Tenant's consent and Landlord may offset any sums due or to become due to Tenant under any transfer against any sums due to Landlord under this Lease).

          21.4 CONTINUING OBLIGATION OF TENANT. No transfer, even with the consent of Landlord, shall release Tenant of its obligation to pay the rent and to perform all other obligations of Tenant hereunder. Neither a delay in the approval or disapproval of an assignment or subletting, nor the acceptance by Landlord of any payment due hereunder from any source other than Tenant shall be deemed a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting. If Tenant's obligations under this Lease have been guaranteed by third parties, then an assignment or sublease, and Landlord's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof. In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including the sublessee, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord or Tenant. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

          21.5 CONSENT NOT WAIVER. Landlord's written consent to any assignment or subletting of the Premises by Tenant shall not constitute an acknowledgment that no Default then exists under this Lease of the obligations to be performed by Tenant, nor shall such consent be deemed a waiver of any then existing Default, except as may be otherwise stated by Landlord at the time.

          21.6 FINANCIAL INFORMATION. The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false or misleading shall, at Landlord's election, render Landlord's said consent null and void.

          21.7 CONSIDERATION. In the event of (i) any permitted subletting or assignment at a greater rental than the monthly rent and the additional rent provided for in this Lease (as ratable to the subleased space), or (ii) any permitted subletting or assignment providing for payment of any other consideration (including, without limitation, payment for leasehold improvements) by the assignee or sublessee to the Tenant, the amount of seventy-five percent (75%) of all such sublease rental that exceeds the monthly rent and additional rent payable by Tenant hereunder (as ratable to the subleased space) and the amount of seventy-five percent (75%) of all such consideration shall be paid over by Tenant to Landlord as received.

          21.8 SUBLEASES. Regardless of Landlord's consent, the following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

               (a) Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant's obligations under this Lease, Tenant may receive, collect, and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Tenant to perform and comply with any of Tenant's obligations to such sublessee under such sublease. Tenant hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due and to become due under the sublease. Tenant agrees that such sublessee shall have the right to rely upon any such statement and request from Landlord, and that such sublessee shall pay such rent to Landlord without any obligations or inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary, Tenant shall have no right or claim against said sublessee or Landlord for any such rents so paid by said sublessee to Landlord.

               (b) No sublease entered into by Tenant shall be effective unless and until it has been approved in writing by Landlord. In entering into any sublease, Tenant shall use only Landlord's standard form office space sublease, and once approved by Landlord, such sublease shall not be changed or modified without Landlord's prior written consent, which consent may be withheld for any reason. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Tenant other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Landlord has expressly consented in writing.

               (c) In the event Tenant shall default in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any sublessee to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant, as sublessor under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such sublessee to Tenant or for any other prior defaults of Tenant under such sublease. Landlord's approval of a sublease shall not be construed as an agreement by Landlord to recognize any sublessee upon the expiration or termination of Tenant's obligations under this Lease, whether voluntary or involuntary.

               (d) Subject to Landlord's right to require attornment by any sublessee as provided in Subsection 21.6(c) above, any expiration or termination of this Lease, whether voluntary or involuntary, shall cause each sublease to terminate, notwithstanding Landlord's prior approval of the sublease, and the sublessee thereunder shall have no further right to possession of the Premises. In the event of voluntary termination of this Lease by agreement between Landlord and Tenant, the foregoing sentence shall fully apply, and to the extent that any sublessee has any claim or cause of action arising from or related to such voluntary termination of this Lease, and resulting termination of the sublease, the sublessee shall be conclusively presumed to have waived such claim or cause of action as against Landlord (including Landlord's Affiliates), the Premises, the Building, and the Project, and to have agreed that any such claim or cause of action shall be asserted solely against Tenant.

               (e) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Landlord herein.

         21.9 MISCELLANEOUS PROVISIONS.

               (a) If this Lease is assigned, or it the Premises or any part thereof are sublet or occupied by anyone other than Tenant, without first obtaining Landlord's written consent and complying with all conditions to such consent, then Tenant shall be in default under this Lease and Landlord may collect rent from the assignee, sublessee, or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy, or collection shall be deemed a waiver by Landlord of any default by Tenant or of the obligation of Tenant to perform all covenants and comply with all conditions contained in this Lease, or a release of Tenant from the performance by Tenant of the covenants on the part of Tenant contained in this Lease. In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including the transferee, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord or Tenant.

                (b) Landlord shall have the right to sell, transfer, or assign its interest hereunder, or any part thereof, without the prior consent of Tenant. After such sale, transfer, or assignment, upon request by the purchaser, transferee, or assignee, Tenant shall attorn to such purchaser, transferee, or assignee.

                (c) No merger shall result from Tenant's sublease of the Premises under this Article 21, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may, at its election, terminate any or all subtenancies or succeed to the interest of Tenant as sublessor thereunder.

     22. SUBORDINATION AND ESTOPPEL.

         22.1 SUBORDINATION. At the election of Landlord, or the holder of any mortgage or deed of trust affecting real property of which the Premises are a part, this Lease and all of the rights of Tenant hereunder shall be subject and subordinate at all times to all deeds of trust or mortgages which may now or hereafter affect the real property of which the Premises are a part, and to all renewals, modifications, consolidations, replacements, and extensions thereof, and at the request of Landlord or the holder of such mortgage or deed of trust, Tenant shall execute, acknowledge, and deliver promptly in recordable form any instrument or subordination agreement that Landlord or such holder may request; provided, however, that such instrument shall include a provision requiring the purchaser at any foreclosure sale or other execution sale to continue this Lease in full force and effect in the same manner as if such purchaser were the Landlord so long as Tenant is not otherwise in default and requiring Tenant to attorn to such purchaser. If Tenant fails to execute such instrument within ten (10) days after a request to do so, such failure shall be a material default under this Lease.

          22.2 ESTOPPEL. Within ten (10) days after request therefor by Landlord, Tenant agrees to execute and deliver in recordable form an estoppel certificate to any holder of a mortgage or proposed mortgage or proposed purchaser or to Landlord certifying (if such is the case) that this Lease is unmodified and in full force and effect (and if there has been any modification, that the same is in full force and effect as modified and stating the modifications): that there are no uncured defaults by Landlord; that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; stating the date to which rent and other sums due hereunder are paid; and containing such other statements regarding this Lease, the Premises or Tenant as Landlord, the proposed mortgagee or purchaser shall reasonably require. Such certificate shall also include such other information and agreements by Tenant to protect the security interest of any lender as may reasonably be required or requested by such lender. The failure by Tenant to deliver any such certificate within ten (10) days after request therefor shall be deemed to constitute the certification by Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord, that no rent or other payment has been paid more than one month in advance, and that there are no uncured defaults by Landlord and no defenses or offsets against the enforcement thereof. If Tenant fails to deliver such estoppel certificate within said ten (10) days, Tenant shall and does hereby irrevocably appoint Landlord as Tenant's attorney in fact to execute and deliver such certificate. Failure of Tenant to provide such statement, whether Landlord acts as agent to provide a statement or not, shall be a material default under this Lease, and Tenant shall defend, indemnify, and hold Landlord harmless from all liabilities, costs, expenses, and losses (including forfeited deposits, lost opportunity to pay lower interest or to obtain additional investment funds and other consequential damages, costs, and attorneys' fees).

     23. BUILDING PLANNING.

     If Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with the Landlord's Building planning program, upon notifying Tenant in writing, Landlord shall have the right to move Tenant, within three (3) months after receipt of such notice, to other space in the Building, which is or shall be built out by Landlord in a manner comparable to the Premises, and the terms and conditions of the original Lease shall remain in full force and effect, save and excepting that a revised Exhibit A shall become part of this Lease and shall reflect the location of the new space. Landlord shall pay the reasonable costs of moving Tenant's furniture, equipment, and personal property to the new space and shall reimburse Tenant for reasonable incidental costs of moving such as reprinting stationery with Tenant's new location.

     24. NOTICES.

     Any and all notices, approvals, or demands required or permitted under this Lease shall be in writing and shall be served either personally or by United States Certified Mail, postage prepaid, return receipt requested. The service of any notice by fax shall not constitute acceptable service. If served personally, service shall be deemed conclusively to occur at the time of service. If served by Certified Mail, service shall be deemed conclusively to occur on the second business day after the postmark, postage meter date, or the date stamped by the United States Postal Service on a certified mail receipt provided such item of mail reflects the correct postage and the latest known address of the party to whom such notice or demand is to be given. Such item of mail shall be presumed to have the correct postage the latest known address of the addressee and to have been mailed on the date asserted by the party giving notice. The burden of proving improper postage, and/or address and/or date shall be on the party seeking to prove improper notice. Any notice or demand to a party shall be sent to its address as set forth in the Basic Lease Provisions, or to such other address of which such party shall advise the other in writing in the manner provided in this Article; provided, however, that any notice or demand made upon Tenant may be made and shall be complete if delivered to the Premises. All notices to Landlord shall be deemed incomplete and not made unless delivered to each of the addresses set forth in the Basic Lease Provisions and/or such other address or addresses as Landlord shall advise Tenant of by delivery of written notice to Tenant in accordance with this Article.

     25. BROKERS.

     Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except the broker(s) listed in the Basic Lease Provisions whose commission shall be payable by Landlord, and that Tenant knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due such person or broker, and Tenant shall defend, indemnify, and hold Landlord harmless, against any liability in respect thereto, including attorneys' fees and costs.

     26. HOLDING OVER.

     If Tenant holds over after the expiration or earlier termination of the term of this Lease without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only, at a rental rate equal to one hundred fifty percent (150%) of the rent in effect upon the date of such expiration (subject to adjustment as provided in Section 5.2 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants, and conditions specified in this Lease, so far as applicable, except that all options, if any, granted under the terms of this Lease shall be deemed terminated and of no further effect. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease or waiver of any default or circumstances of termination. The foregoing provisions of this Article are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord otherwise provided in this Lease or as otherwise provided by law, If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss, cost, expense, or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorneys' fees and other costs of legal proceedings.

     27. MISCELLANEOUS.

         27.1 RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the "Rules and Regulations," a copy of which is attached hereto and marked Exhibit C, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of any of the Rules and Regulations.

         27.2 INTERPRETATION. This Lease shall be construed fairly as to all parties and not in favor of or against any party regardless of which party prepared this Lease. This Lease and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of California, and any issue or proceeding arising out of this Lease shall be determined by a court of competent jurisdiction in the County of San Diego, California.

         27.3 SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 21, this Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that Landlord, its successors, and assigns shall be obligated to perform Landlord's covenants under this Lease only during and in respect of their successive periods of ownership during the term of this Lease.

         27.4 SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

         27.5 ATTORNEYS' FEES.

              (a) If Landlord should bring suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. The "prevailing party" in any action involving recovery of possession of the Premises shall be the Landlord if it recovers the right to possession, or if the Landlord obtains an award of damages against Tenant even if it does not recover the right to possession, and shall be Tenant if Tenant retains the right to possession and does not suffer an award of damage.

              (b) If Landlord is named as a defendant in any suit arising from or related to Tenant's rights or occupancy hereunder, Tenant shall pay Landlord's costs and expenses incurred in such suit, including reasonable attorneys' fees.

          27.6 PERFORMANCE BY TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder, Landlord may, without the obligation to do so and/or waiving or releasing Tenant from its obligations, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the maximum contract rate permissible by law, from the date of such payment by Landlord, shall be payable by Tenant to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the nonpayment thereof by Tenant as are set forth in Article 20 hereof.

          27.7 MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, Tenant shall notify, by registered or certified mail, any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

          27.8 WAIVER. The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

          27.9 IDENTIFICATION OF TENANT. If more than one person executes this Lease as Tenant:

               (a) Each of them is jointly and severally liable for the keeping, observing, and performing of all of the terms, covenants, conditions, provisions, and agreements of this Lease to be kept, observed, and performed by Tenant;

               (b) The term "Tenant" as used in this Lease shall mean and include each of them jointly and severally; and

               (c) The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to any renewal, extension, expiration, termination, or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant and binding upon any guarantor, with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed or consented.

          27.10 PARKING. Tenant shall have the right to lease, on a monthly basis, the number of unreserved parking spaces in the Project's on-site and off-site parking facilities, as are set forth in the Basic Lease Provisions. Permits for such parking spaces shall be available at the same rates as established from time to time by Landlord or Landlord's parking operator for other spaces made available to the general public within the designated parking structure or lot. The use by Tenant, its employees and invitees of the parking facilities of the Project shall be subject to such rules and regulations as from time to time are established by Landlord or Landlord's parking operator. The number of parking permits shall be subject to reasonable adjustment by Landlord if such adjustment is required by any governmental authority in connection with any traffic, pollution, or other control program of such governmental authority.

          27.11 CAPTIONS, NUMBER, GENDER, AND JOINT AND SEVERAL LIABILITY. The article, title, or section headings of the various provisions of this Lease are intended solely for convenience of reference and shall not in any manner amplify, limit, or modify or otherwise be used in the interpretation of any of such provisions. As used in this Lease, the masculine, feminine, or neuter gender and the singular or plural number shall be deemed to include the other whether the context so indicates or requires. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party drafting a document.

          27.12 LEASE EXAMINATION. Submission of this instrument for examination or signature by Tenant does not constitute an offer or option to lease, and it shall not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

          27.13 TIME OF THE ESSENCE. Time is of the essence of this Lease in all circumstances where time is an element.

          27.14 ENTIRE AGREEMENT. This Lease, together with its exhibits and attachments referenced herein, which are incorporated herein by such reference and shall constitute a part of this Lease, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and the final, complete, and exclusive expression of the terms and conditions of this Lease, all prior agreements, promises, representations, negotiations, and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and merged herein, except for representations of financial condition of Tenant delivered to Landlord upon which Landlord has relied in connection with leasing of the Premises or consent to any matter.

          27.15 SEVERABILITY. If any provision of this Lease, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall not affect (to the maximum extent permissible by law) any other provision of this Lease, the application of such provision under circumstances different from those adjudged by the court, or the validity or enforceability of this Lease as whole.

          27.16 RECORDING. Neither Landlord nor Tenant shall attempt to record this Lease or any memorandum or short form of this Lease.

          27.17 MODIFICATIONS FOR LENDER. If, in connection with obtaining construction, interim, or permanent financing for the Building or the Project, any lender or proposed lender shall request reasonable modifications in this Lease as a condition to such financing, then Tenant shall not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially, adversely affect the leasehold interest or Tenant's rights hereunder.

          27.18 PAYMENTS TO AFFILIATES. Nothing in this Lease shall be construed to prevent Landlord from paying for services rendered or materials delivered with respect to the Building, the Project, or to the Premises (including, without limitation, management services and contracting out capital improvements or other capital repairs or construction items) by affiliates of Landlord or its beneficiary, provided that the fees or costs of such services and materials are at market rates in the metropolitan area of which the Project is a part. All such fees or costs paid by Landlord to such affiliates shall be deemed to constitute expenses of maintenance and repair on the same terms and conditions as if such fees and costs were paid to nonaffiliates of Landlord or its beneficiaries.

          27.19 LANDLORD'S INABILITY TO PERFORM. Landlord shall not be in default hereunder if Landlord is unable to fulfill any of its obligations under this Lease because of delay, from so doing by any accident, breakage, repair, alteration, improvement, strike, or labor troubles, moratorium, war, civil unrest, act of God, or any outside cause whatsoever beyond the reasonable control of Landlord, including, but not limited to, energy shortages or governmental preemption in connection with a national emergency, or by reason of law or any rule, order, or regulation of any department, or division of any governmental agency, or by reason of the conditions of supply and demand which have been or are affected by war, hostilities, or other emergency. The performance by Landlord of its covenants contained in this Lease shall be independent of Tenant's covenants to pay rent and perform Tenant's obligations under this Lease. The failure of Landlord to perform its covenants under this Lease shall not relieve Tenant of its covenants to pay rent and perform under this Lease or entitle Tenant to any offset or abatement of rent, except as otherwise expressly provided in this Lease, and Tenant waives the benefit of any statute or rule of law now or hereafter in effect to the contrary.

          27.20 INTEREST. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until the date paid at the annual rate of two (2) percentage points per annum above the rate of interest then most recently announced by Citibank, N.A., New York, New York, or its successor, as its prime rate of interest, as such rate may change from time to time during this Lease; provided, however, that such rate shall not exceed the maximum lawful rate per annum for commercial transactions as of the date such sum was due. The payment of such amount shall not excuse or cure any default of Tenant under this Lease except as to the nonpayment of such amount.

          27.21 AUTHORIZED SIGNATORY. If Tenant signs as a corporation, each person executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, that each person executing this Lease on behalf of the corporation is authorized to do so, and that such execution is fully binding on the corporation. If Tenant signs as a partnership, joint venture, or sole proprietorship (each being herein called "Entity") each person executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that each person executing this Lease on behalf of the Entity is authorized to do so, and that such execution is fully binding on the Entity and its partners, joint venturers, or principals, as the case may be.

          27.22 COVENANTS AND CONDITIONS. Each provision of this Lease required to be performed by Tenant shall be deemed both a covenant and a condition.

          27.23 RESERVATIONS OF LANDLORD. Landlord shall have the right to change the name, number, or designation of the Building or the Project without notice or liability to Tenant. In addition, Tenant shall not, without Landlord's prior written consent, use the name of the Building or the Project for any purpose other than as the address of the business to be conducted by Tenant at the Premises, and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right to (i) at Landlord's expense, provide and install Building standard graphics or art on the door to the Premises and/or such portions of the Common Areas as Landlord shall reasonably deem appropriate; (ii) permit any Tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; (iii) place such signs, notices or displays as Landlord reasonably deems necessary or advisable upon the roof, exterior of the buildings or the Project or on pole signs in the Common Areas. Landlord reserves to itself the right, from time to time, to grant such easements, rights, and dedications that Landlord deems necessary or desirable and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps, and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) days after written request by Landlord, and failure to do so shall constitute a material default under this Lease by Tenant without the need for further notice to Tenant. Landlord reserves the right at any time to make alterations or additions to the Building and to build adjoining the same. Landlord reserves the right to construct other buildings or improvements in the vicinity of the Building from time to time, to make alterations thereof or additions thereto, and to build additional stories on any such buildings and to build adjoining the same. Landlord further reserves the exclusive right to the roof of the Building. No easement for light, air, or view is included in the leasing of the Promises to Tenant. Accordingly, any diminution or shutting off of light, air, or view by any structure which may be erected in the vicinity of the Building shall in no way affect this Lease or impose any liability upon Landlord.

          27.24 QUIET ENJOYMENT. Subject to payment of all rents and other sums required of Tenant under this Lease and observance and performance of all of the covenants, terms, and conditions required to be performed on the Tenant's part and subject to the rights of any mortgagee or ground lessor having priority over this Lease, Tenant shall peaceably hold the Premises for the Term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through, or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

          27.25 AMENDMENT. No amendment or addition, modification of, or alteration of any provision contained in this Lease shall be effective unless fully set forth in writing and executed by Landlord and Tenant.

          27.26 CUMULATIVE RIGHTS. All rights, elections, and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or equity, whether or not stated in this Lease.

          27.27 FINANCIAL STATEMENTS. Tenant represents and warrants that all financial statements and financial information provided to Landlord prior to execution of this Lease or in connection with obtaining any consent are true and correct and accurately reflect the financial condition of the person or entity covered by such statements, as of the date of such statements and that no material adverse change has occurred since such date. Tenant further agrees to provide additional financial statements certified to be true and correct and accurately presenting Tenant's financial condition as of Tenant's last annual and quarterly accounting periods as from time to time requested by Landlord, within fifteen (15) days after such request.

          27.28 WAIVER OF RIGHT TO TRIAL BY JURY. Tenant waives the right to trial by jury.

          27.29 SIGNS. Tenant shall not erect or maintain any temporary or permanent sign on or about the Premises, the Building, or the Project, or visible from the Common Areas or exterior, without obtaining prior written approval from Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. Any request for approval of a sign shall be made in such detail as Landlord shall request. Tenant may place a sign, at Tenant's expense, used to identify Tenant's business name at the entrance of the Premises, subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld. All signs, whether erected by Landlord or Tenant, shall conform to Landlord's building standard signage and to all laws, ordinances, rules, regulations, permits, covenants, conditions, restrictions, and easements pertaining to signs. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant. Tenant shall remove all approved signs which it has erected upon the termination of the Lease and repair all damage caused by such removal.

          27.30 DIRECTORY BOARD. Tenant shall have the right to include two
(2) listings per thousand rentable square feet occupied on the Building directory board in the main Building lobby.

          27.31 NON-DISCRIMINATION. Tenant covenants by and for itself, its successors and assigns, and all persons claiming under or through them, and this Lease is made and accepted upon and subject to the following conditions:
That there shall be no discrimination against or segregation of any person or group of persons, on account of sex, marital status, race, color, creed, religion, national origin or ancestry in the leasing, subleasing, renting, transferring, use, occupancy, tenure, or enjoyment of the land herein leased, nor shall Tenant itself, or any person claiming under or through it, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, lessees, sublessees, or vendees in the land herein leased.

     28. TERMINATION OPTION. Provided that Tenant is not in default under the terms of this Lease nor any event or condition has occurred which after notice or passage of time or both shall constitute a default, Tenant shall have a one-time right to terminate this Lease exercisable after the end of the forty eighth (48th) month of the Term. Tenant shall exercise such right by delivery of written notice of its intention to terminate this Lease to Landlord at least one hundred eighty (180) days before the date Tenant desires to terminate this Lease ("Termination Date"). In the event Tenant exercises said option to terminate, Tenant shall, at the time of delivering notice of such exercise, pay Landlord a termination fee equal to the sum of nine (9) months of Monthly Basic Rent payable during the fifth year of the Term (i.e., ($137,065.50). Tenant shall continue to pay Basic Rent, Additional Rent, and all other amounts payable by Tenant under this Lease, and Tenant shall continue to have all rights and obligations under this Lease, through the Termination Date. The rights granted to Tenant hereunder are personal to Tenant and may only be executed by Tenant when Tenant is in possession of the entire Premises. Any assignment or subletting by Tenant of the Lease or of all or a portion of the Premises (even if such assignment or subletting does not require the consent of Landlord or is approved by Landlord) terminates Tenant's rights under this Article 28, unless Landlord consents to the contrary in writing at the time of such assignment or subletting.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:                                          TENANT:

SAN DIEGO 225 RPFIII LIMITED LIABILITY             THE TITAN CORPORATION,
COMPANY, a Delaware limited liability company      a Delaware corporation

By: GEIRP III Holding Corporation, a Delaware
    corporation                                    By: /s/ [Illegible]
                                                      ------------------------

                                                      Its: Corp. V. P.
                                                          --------------------
By: /s/ [Illegible]
   -------------------------------

Its: V. P.
    ------------------------------

                                     EXHIBIT A


                                      [GRAPH]

                                    EXHIBIT B

                      STANDARDS FOR UTILITIES AND SERVICES

     This Exhibit B Standards for Utilities and Services, supplements the Lease between Landlord and Tenant to which this Exhibit is attached.

     Landlord shall provide the utilities and services set forth in this Exhibit at all times during the Term of the Lease subject to the provisions of the Lease concerning Landlord's inability to supply such utilities and services due to causes beyond Landlord's control, Landlord reserves the right to adopt such reasonable nondiscriminatory modifications and additions to the following standards as it deems necessary and appropriate from time to time. Landlord shall not be obligated to supply any utilities or services to Tenant at any time during which Tenant is in default under the terms of the Lease.

     1. Landlord shall provide automatic elevator services on Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturday from 8:00 a.m. to 1:00 p.m (such times referred to in this Exhibit as "Business Hours"); provided, however, that Landlord shall not be obligated to provide such elevator services on any day which is designated as a federal holiday or on any Saturday which precedes or follows any federal holiday. At all other times Landlord shall provide at least one elevator operated by security personnel or by an automatic security access system.

     2. Landlord shall provide to the Premises, during Business Hours (and at other times for an additional charge to be fixed by Landlord), heating, ventilation, and air conditioning ("HVAC") when and to the extent in the judgment of Landlord any such sources may be required for the comfortable occupancy of the Premises for general office purposes. Landlord shall not be responsible for room temperatures and conditions in the Premises if the lighting or receptacle load for Tenant's equipment and fixtures exceed those listed in Section 3 of this Exhibit, if the Premises are used for other than general office purposes or if the building standard blinds and curtains in the Premises are not used and/or closed to screen the rays of direct sunlight. If any lights, machines, or equipment (including, without limitation, computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the Building HVAC or generate substantially more heat in the Premises than would be generated by the Building standard lights and usual fractional horsepower office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance (including, without limitation, modifications to the standard air conditioning equipment) and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord.

     3. Landlord shall furnish to the Premises during Business Hours electric current for routine lighting and operation of general office machines such as typewriters, dictating equipment, desk model adding machines, and similar devices which operate on 110 volt alternating current electrical power with demands, wattages, and ampere draws which do not exceed the reasonable capacity of building standard office lighting and receptacles and are not in excess of limits imposed or recommended by governmental authorities. Landlord shall replace bulbs and/or ballasts in building standard flourescent lighting fixtures within the Premises. Tenant shall be responsible for replacing all other non building standard items (non standard bulbs, ballasts, ceiling tiles, etc.). Landlord shall furnish to the lavatories within the Premises or within the Common Areas water for normal lavatory and drinking purposes.

     4. No computers, data processing equipment, photocopying machines. or other special electrical equipment air conditioning systems, heating systems, or space heaters which affect or exceed the electrical or HVAC systems of the Building shall be installed nor shall any changes be made to the HVAC, electrical, or plumbing systems in the Building without the prior written approval of Landlord in accordance with the provisions of the Lease governing alterations requested by Tenant, Tenant shall not without the prior written consent of Landlord, which consent shall not be unreasonably withheld, use any apparatus, machines, or devices in the Premises (including, without limitation, photocopier duplicating machines, computers, printers, vending machines, or other equipment) which uses current in excess of 110 volts AC or which has a demand, wattage, or ampere draw which exceeds the electrical systems installed in the Building or in any way which will increase the amount of electricity or water usually supplied for the use of the Premises for general office purposes,

     5. Landlord may impose reasonable conditions upon any consent for use of any apparatus, machine, or device which exceeds the limitations set forth in this Exhibit, Tenant agrees to cooperate fully with Landlord at all times to abide by all regulations and requirements which Landlord may prescribe for proper functioning and protection of the Building HVAC, electrical, and plumbing systems. Tenant shall comply with all laws, statutes, ordinances, and governmental rules and regulations now in force or which may be enacted or promulgated in connection with building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating or cooling of the Building.

     6. Landlord shall provide janitorial services to the Premises on each day Sunday through Thursday (except federal holidays) provided the Premises are used exclusively for the uses permitted by the Lease and are kept in reasonable order by Tenant. Tenant shall pay to Landlord any extra cost for cleaning or removal of any rubbish or garbage to the extent the nature or amount of such cleaning, refuse, or garbage exceeds the amount which is generally produced by use of the Promises for general office purposes.

                                    EXHIBIT C

                              RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of, or visitors to, the Project.

     1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon termination of the Lease, all keys to the Building and the Premises shall be surrendered to Landlord.

     2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

    3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the San Diego area. Tenant, its employees, and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents, or any other persons entering or leaving the Building at any time when it is so looked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building Register when so doing, Access to the Building may be refused unless the person seeking access has proper identification, as reasonably defined by Landlord, or has a previously arranged a pass for access to the Building. The Landlord and Landlord's Affiliates shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob riot public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

     4. No furniture, freight, or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving of the same into or out of the Building shall be scheduled with Landlord, utilizing the freight elevator only, and only at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight. size, and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants, or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

     5. No furniture, packages, supplies, equipment, or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such specific elevator as shall be designated by Landlord.

     6. Landlord shall have the right to control and operate the public portions of the Project, the public facilities, and any other facilities furnished for the common use of Tenants, in such manner as determined appropriate by Landlord, in its sole discretion.

     7. The requirements of Tenant will be attended to only upon application at the Office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

     8. Tenant shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Landlord.

     9. No Tenant, employee, or invitee shall go upon the roof of the Building.

     10. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord or agent of Landlord to prevent same.

     11. The toilet rooms, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents shall have caused it

          11.1 Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions woodwork, or plaster or in any way deface the Premises or any part thereof without Landlord's reasonable consent first had and obtained.

     12. No vending machine or machines of any description other than fractional horsepower office machines shall be installed. maintained, or operated upon the Premises without the written consent of Landlord.

     13. Tenant shall not use or keep in or on the Premises of the Building any kerosene, gasoline, or other inflammable or combustible fluid or material.

     14. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent from Landlord.

     15. Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

     16. Tenant shall not suffer or permit smoking or carrying of lighted cigars, cigarettes, or pipes in areas designated by Landlord or by applicable government agencies as non-smoking areas.

     17. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles, or other vehicles.

     18. No cooking shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging, or for any improper, objectionable, or immoral purposes, Notwithstanding the foregoing, Underwriters' Laboratory-approved proved equipment may be used in the Premises for brewing coffee, tea, hot chocolate, and similar beverages, provided that such use is in accordance with all applicable Federal, state, and city laws, codes, ordinances, rules, and regulations.

     19. Landlord will approve where and how telephone, telegraph, computer, and any other cables and/or wires are to be introduced to the Premises. No boring or cutting for cables or wires shall be allowed without the consent of Landlord. The location of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     20. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

     21. Tenant, its employees, visitors, and agents shall not loiter in the entrances, corridors or any Common Areas, nor in any way obstruct the sidewalks, lobby, halls, stairways, restrooms, or elevators, and shall use the same only as a means of ingress and egress for the Premises.

     22. In all carpeted areas where desks and chairs are utilized, Landlord shall require Tenant, at Tenant's own cost, to place mats under each and every chair in order to protect said carpeting from unnecessary wear and tear.

     23. Tenant shall not waste electricity, water, or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's HVAC system, and shall refrain from attempting to adjust any controls. Tenant shall cooperate fully with any energy or resource conservation program implemented by Landlord with regard to the Building.

     24. Tenant shall store all its trash and garbage within the Interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the area without violation of any law or ordinance governing such disposal. All trash, garbage, and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

     25. Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or any governmental agency.

     26. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery, and pilferage, which includes keeping doom locked and other means of entry to the Premises closed.

     27. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such

Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

     28. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design, and bulb color approved by Landlord.

     29. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways, or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the windowsills.

     30. No sign, placard, picture, name, advertisement, or notice visible from the exterior or the Premises shall be inscribed, painted, affixed, or otherwise displayed by Tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications, which approval may be granted or withheld in Landlord's sole and absolute discretion. All approved signs or lettering on doors shall be printed, painted, affixed, or inscribed at the expense of Tenant by a person approved by Landlord. Material visible from outside the Building will not be permitted.

     31. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care, and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person, Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

                                  PARKING RULES

     1. Parking areas shall be used only for parking by vehicles no longer than full size passenger automobiles.

     2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those Landlord designated by Landlord or Landlord's parking operator for such activities,

     3. Parking stickers or identification devices shall be the property of Landlord or Landlord's parking operator and be returned to Landlord or Landlord's parking operator by the holder thereof upon termination of the holder's parking privileges. Tenant will pay such replacement charge as is reasonably established by Landlord or Landlord's parking operator for the loss of such devices.

     4. Landlord or Landlord's parking operator reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws, and/or agreements.

     5, Landlord or Landlord's parking operator reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or reasonably adjacent offsite location(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances, and regulations.

     6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking. The speed limit within all parking areas shall be five (5) miles per hour.

     7. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle, Landlord or Landlord's operator will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

     8. Validation, if established. will be permissible only by such method or methods as Landlord or Landlord's parking operator may establish at rates generally applicable to visitor parking.

     9. The maintenance, washing, waxing, or cleaning of vehicles in the parking structure or Common Areas is prohibited.

     10. Tenant shall be responsible for seeing that all of its employees, agents, and invitees comply with the applicable parking rules, regulations, laws, and agreements.

     11. Landlord or Landlord's parking operator reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

     12. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby,

                                   EXHIBIT D

                                 LANDLORD'S WORK

     Promptly after full execution and delivery of the Lease, Landlord shall construct the items described below, at Landlord's sole cost and expense and using Building-standard materials only as shown on the attached Exhibit D-1 (collectively, the "Landlord's Work"): (i) add a demising wall at the area marked #1 on the attached plans; (ii) remove and fill in at the existing door in the computer room marked #2; (iii) remove existing base cabinets from the computer room marked #3 (upper cabinets to remain); (iv) clean the two (2) existing sinks; (v) provide new sink/plumbing in the existing cabinet at the area marked #4; (vi) clean carpet throughout, (vii) repair/touch up reception desk, reception area pillars, cabinetry and built-in workstations as necessary; (viii) re-paint all existing painted surfaces; and (ix) provide lights and blinds in good working order. Except as specifically set forth in this Exhibit, Landlord shall not be obligated to provide or pay for any other improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building except as specifically set forth in the Lease.

                                   [GRAPHIC]